UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Monster Beverage Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

MONSTER BEVERAGE CORPORATION

1 Monster Way

Corona, California 92879

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2023

April 28, 2023

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Monster Beverage Corporation (the “Company”) to be held on Thursday, June 22, 2023 at 2:30 p.m. local time (the “Annual Meeting”). Similar to last year, we will conduct our Annual Meeting exclusively as a virtual meeting via live webcast. You will not be able to attend the Annual Meeting in person. We believe that a virtual meeting will provide meaningful stockholder access and participation. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. Stockholders can access the Annual Meeting by visiting: www.virtualshareholdermeeting.com/MNST2023. This proxy is solicited on behalf of the Board of Directors of the Company.

In addition to the specific matters to be voted on at the Annual Meeting that are listed in the accompanying notice, there will be a report on the Company’s business and an opportunity for stockholders of the Company to ask questions.

I hope that you will be able to join us. Your vote is important to us and to our business. I encourage you to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend. If you attend the Annual Meeting via live webcast, you will, of course, have the right to revoke the proxy and vote your shares electronically.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022, are being distributed and made available on or about April 28, 2023.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

MONSTER BEVERAGE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2023

TO THE STOCKHOLDERS OF THE COMPANY:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monster Beverage Corporation (“Monster” or the “Company”) will be held on Thursday, June 22, 2023 at 2:30 p.m. local time (the “Annual Meeting”). This year’s Annual Meeting will be exclusively conducted as a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MNST2023. You will not be able to attend the Annual Meeting in person. Additional information regarding attending the Annual Meeting, voting your shares and submitting questions can be found in the Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”). The Annual Meeting is being held for the following purposes:

1.	To elect ten directors to serve until the 2024 annual meeting of stockholders of the Company;
2.	To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023;
3.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers;
4.	To approve, on a non-binding, advisory basis, the frequency with which stockholders will approve the compensation of the Company’s named executive officers;
5.	To approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company, as amended, (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.005 per share, from 1,250,000,000 shares to 5,000,000,000 shares;
6.	To approve the amendment and restatement of the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of the Company of record at the close of business on April 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders of the Company are cordially invited to attend the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/MNST2023 and use their 16-digit control number provided in the Notice of Internet Availability of Proxy Materials or on the proxy card. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Please note that there is no in-person annual meeting for you to attend. However, to ensure your representation at the Annual Meeting, you are urged to vote by telephone, over the internet, or if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card prior to the Annual Meeting. We encourage you to send your proxies in as early as possible. You may revoke your voted proxy at any time prior to the Annual Meeting or vote electronically if you attend the Annual Meeting via live webcast. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting electronically via live webcast, specifically request in writing that your prior proxy be revoked or are a beneficial holder who requests a legal proxy.

If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support line number that will be posted on the virtual meeting login page.

Sincerely,

/s/ Rodney C. Sacks
Rodney C. Sacks
Chairman of the Board of Directors

Corona, California

April 28, 2023

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. IN ADDITION TO VOTING ELECTRONICALLY VIA LIVE WEBCAST, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL FREE TELEPHONE NUMBER OR OVER THE INTERNET AS INSTRUCTED IN THESE MATERIALS. IF YOU REQUESTED TO RECEIVE A PROXY CARD OR VOTING INSTRUCTION CARD BY MAIL, YOU MAY ALSO VOTE BY MARKING, SIGNING, DATING AND MAILING THE PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BROKER OR OTHER INTERMEDIARY AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A LEGAL PROXY FORM AND VOTE YOUR SHARES IN THE MANNER PRESCRIBED BY THAT RECORD HOLDER.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on June 22, 2023.

The Company’s Proxy Statement and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 are available at https://materials.proxyvote.com/61174X.

MONSTER BEVERAGE CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Monster Beverage Corporation (“Monster” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 22, 2023 at 2:30 p.m. local time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting will be exclusively conducted as a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholder meeting.com/MNST2023. To enter the Annual Meeting, you will need the 16-digit control number that is printed on your proxy card. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. You will not be able to attend the Annual Meeting in person. In this proxy, unless the context requires otherwise, references to “we,” “our” or “us” refer to Monster.

The proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022, are being distributed and made available on or about April 28, 2023. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the Annual Meeting. Please read it carefully.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide our stockholders access to our proxy materials over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 28, 2023 to our stockholders who owned the Company’s common stock, par value $0.005 per share (“Common Stock”), at the close of business on April 24, 2023. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

Householding

If you are a beneficial owner, your bank or broker may deliver a single proxy statement, along with individual proxy cards, or individual Notices to any household at which two or more stockholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding mailings by contacting American Stock Transfer & Trust Company, LLC, 1-800-937-5449, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Ave, Brooklyn, NY 11219. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to Monster Beverage Corporation, 1 Monster Way, Corona, CA 92879, or by calling (951) 739-6200 or (800) 426-7367.

Stock Split

On February 28, 2023, the Company announced a two-for-one stock split of the Company’s common stock to be effected in the form of a 100% stock dividend. The common stock dividend was issued on March 27, 2023 and the Company’s common stock began trading at the split-adjusted price on March 28, 2023. Accordingly, all share amounts, common stocks outstanding and equity based compensation, including exercise prices presented in this proxy statement, have been adjusted retroactively, where applicable, to reflect the stock split.

Record Date, Outstanding Voting Securities

Holders of record of Common Stock at the close of business on April 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting. Each share entitles its holder to one vote. As of the record date, 1,046,672,362 shares of our Common Stock were issued and outstanding. There are no other outstanding voting securities of the Company.

Quorum

The presence, via live webcast or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the Annual Meeting if they (i) are present via live webcast at the Annual Meeting or (ii) have properly submitted their vote by telephone, over the internet or by returning their proxy card. Abstentions and withheld votes will be counted for determining whether a quorum is present for the Annual Meeting.

Required Vote

In accordance with the Company’s by-laws:

●	Directors are elected by the affirmative vote of a plurality of the votes cast electronically via live webcast or by proxy by the holders of shares of Common Stock entitled to vote in the election at the Annual Meeting (if any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our director resignation policy requires that such person must promptly tender his or her resignation to the Board following certification of the results);
●	The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm shall be by the affirmative vote of the majority of the votes cast on the proposal electronically via live webcast or by proxy at the Annual Meeting (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal);
●	The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers shall be by the affirmative vote of the majority of the votes cast on the proposal electronically via live webcast or by proxy at the Annual Meeting (the “Say-on-Pay Proposal”);
●	The approval, on a non-binding, advisory basis, of the frequency with which the Company’s stockholders will approve the compensation of the Company’s named executive officers shall be by the affirmative vote of the majority of the votes cast on the proposal electronically via live webcast or by proxy at the Annual Meeting (the “Say-on-Frequency Proposal”);
●	The approval of the amendment and restatement of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 1,250,000,000 shares to 5,000,000,000 shares shall be by the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon, whether such votes are cast electronically via live webcast or by proxy at the Annual Meeting (the “Increase in Authorized Shares of Common Stock Proposal”); and

●	The approval of the amendment and restatement of the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation shall be by the affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon, whether such votes are cast electronically via live webcast or by proxy at the Annual Meeting (the “Officer Exculpation Proposal”).

In each case, provided a quorum is present.

With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees (except with respect to the director resignation policy). Broker non-votes will have no effect on the election of the nominees. With respect to the other proposals, you may vote “for”, “against” or “abstain” from voting. If a stockholder “abstains” from voting or directs the stockholder’s proxy to “abstain” from voting on the Increase in Authorized Shares of Common Stock Proposal or the Officer Exculpation Proposal, such shares are considered present at the Annual Meeting, but, because they are not affirmative votes for the proposal, they will have the same effect as votes “against” the proposal. If you “abstain” from voting on our remaining proposals, your vote will have no effect on such proposals. Broker non-votes, if any, will have the same effect as votes “against” for the Increase in Authorized Shares of Common Stock Proposal and the Officer Exculpation Proposal but will have no effect on the vote for our remaining proposals.

Non-Discretionary Proposals

If you are a beneficial owner and hold your shares in street name and do not provide the organization that holds your shares with voting instructions, the broker or other intermediary will determine if it has the discretionary authority to vote on the particular matter. Brokers and other intermediaries may not vote uninstructed shares in (i) the election of directors, (ii) the approval of the Say-on-Pay Proposal, (iii) the approval of the Say-on-Frequency Proposal and (iv) the approval of the Officer Exculpation Proposal. If your shares are held by a broker or other intermediary and you do not instruct your broker or other intermediary how to vote for each of these proposals, no votes will be cast on your behalf. Therefore, it is important that you cast your vote if you want it to count for each of these proposals.

Discretionary Proposals

Brokers that do not receive instructions are entitled to vote on the ratification of the independent registered public accounting firm and the Increase in Authorized Shares of Common Stock Proposal.

Brokers and other intermediaries may vote uninstructed shares in the (i) ratification of the Company’s independent registered public accounting firm and (ii) Increase in Authorized Shares of Common Stock Proposal, which are considered routine matters. Accordingly, we do not expect to receive any broker non-votes with respect to these two proposals.

No stockholder shall be entitled to cumulative voting. Broadridge Financial Solutions, Inc. will receive and tabulate the proxies.

Board of Directors’ Recommendations

The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends a vote:

●	“FOR” each of the nominees to the Board (Proposal One);
●	“FOR” the ratification of Ernst & Young LLP as our independent registered public accountants for fiscal year 2023 (Proposal Two);

●	“FOR” the Say-on-Pay Proposal (Proposal Three);
●	“FOR ONE YEAR” regarding the Say-on-Frequency Proposal (Proposal Four);
●	“FOR” the Increase in Authorized Shares of Common Stock Proposal (Proposal Five); and
●	“FOR” the Officer Exculpation Proposal (Proposal Six).

How to Vote

If on April 24, 2023 your shares are registered directly in your name with the Company’s registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares and the Notice was sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote electronically via live webcast at the Annual Meeting.

If you are a stockholder of record and you sign and submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted “FOR” proposals 1, 2, 3, 5 and 6 and “FOR ONE YEAR” for proposal 4.

If on April 24, 2023 your shares are held in a brokerage account, bank, broker-dealer, trust or similar organization, you are considered the “beneficial owner” of those shares held in street name and the Notice was forwarded to you by that organization. The organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote your shares at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other intermediary how to vote your shares and you are also invited to attend the Annual Meeting via live webcast.

Your vote is very important to us and we hope that you will attend the Annual Meeting via live webcast. However, whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card, voting instruction form (from your broker or other intermediary) or the instructions that you received through electronic mail. There are three convenient ways of submitting your vote:

●	By Telephone or Internet - All stockholders of record can vote by touchtone telephone from the United States using the toll-free telephone number on the proxy card, or over the internet using the procedures and instructions described on the proxy card. Beneficial owners may vote by telephone or internet if their broker or other intermediary makes those methods available, in which case the broker or other intermediary will enclose the instructions with the proxy materials. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been recorded properly.

●	Via Live Webcast - All stockholders of record may vote electronically via live webcast at the virtual Annual Meeting at www.virtualshareholdermeeting.com/MNST2023 and using their 16-digit control number provided in their proxy card. Beneficial owners may vote electronically via live webcast at the Annual Meeting if their broker or other intermediary has furnished a legal proxy. If you are a beneficial owner and would like to vote your shares by proxy, you will need to ask your broker or other intermediary to furnish you with a legal proxy. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you vote again at the Annual Meeting electronically via live webcast, specifically request in writing that your prior proxy be revoked, or are a beneficial holder who requests a legal proxy.

●	By Written Proxy - All stockholders of record can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a beneficial holder and you requested to receive printed proxy materials, you will receive a written proxy card and a voting instruction form from your broker or other intermediary.

Revocability of Proxies

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) delivering a written notice of revocation to the Office of the Secretary at the Company’s principal executive offices; (ii) voting again over the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date; or (iii) by attending the Annual Meeting via live webcast and voting electronically.

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting via live webcast and voting electronically.

However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting electronically via live webcast, specifically request in writing that your prior proxy be revoked or are a beneficial holder who requests a legal proxy.

Solicitation

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition to solicitation by use of the mail or via the internet, proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or letter. In addition, the Company has engaged D.F. King & Co., Inc. to act as its proxy solicitor and has agreed to pay approximately $12,500 plus reasonable expenses for such services.

Questions

In order to submit a question at the Annual Meeting, you will need your 16-digit control number provided in the Notice or on your proxy card and visit www.virtualshareholdermeeting.com/MNST2023. You may log in 15 minutes before the start of the Annual Meeting and submit questions online, and you will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. Relevant questions will be read and addressed during the meeting, subject to time limitations. The questions and answers from the Annual Meeting will be available at www.monsterbevcorp.com in the “Events & Presentations” section as soon as practicable following the Annual Meeting and archived for approximately one year.

Technical Support

If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day, please call the technical support line number that will be posted on the virtual meeting login page.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of the most recent practical date, April 6, 2023 (unless otherwise noted below), the beneficial ownership of the Company’s Common Stock of (a) those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock; (b) each of the Company’s directors and nominees for director; (c) the Company’s named executive officers; and (d) all of the Company’s current directors and executive officers as a group. In computing the number and percentage of shares beneficially owned by each person, we include any shares of Common Stock that could be acquired within 60 days of April 6, 2023 by the exercise of options or the vesting of restricted stock units. Such shares, however, are not counted in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class
Brandon Limited Partnership No. 1[1]	11,291,136	1.1%
Brandon Limited Partnership No. 2[2]	58,773,888	5.6%
Hilrod Holdings IV, L.P.	209,544	**%
Hilrod Holdings V, L.P.	428,568	**%
Hilrod Holdings VI, L.P.	647,400	**%
Hilrod Holdings VII, L.P.	240,432	**%
Hilrod Holdings VIII, L.P.	1,137,168	**%
Hilrod Holdings IX, L.P.	906,888	**%
Hilrod Holdings X, L.P.	499,836	**%
Hilrod Holdings XI, L.P.	1,010,484	**%
Hilrod Holdings XII, L.P.	654,372	**%
Hilrod Holdings XIII, L.P.	2,881,908	**%
Hilrod Holdings XIV, L.P.	373,580	**%
Hilrod Holdings XV, L.P.	361,356	**%
Hilrod Holdings XVI, L.P.	687,320	**%
Hilrod Holdings XIX, L.P.	673,544	**%
Hilrod Holdings XX, L.P.	729,272	**%
Hilrod Holdings XXI, L.P.	729,272	**%
Hilrod Holdings XXII, L.P.	1,000,000	**%
Hilrod Holdings XXIV, L.P.	489,124	**%
Hilrod Holdings XXV, L.P.	1,068,000	**%
The Vanguard Group[3]	62,420,050	6.0%
The Coca-Cola Company[4]	204,243,204	19.5%
BlackRock, Inc.[5]	52,700,188	5.0%
Rodney C. Sacks[6]	90,975,446	8.7%
Hilton H. Schlosberg[7]	91,015,184	8.7%
Mark J. Hall[8]	1,660,262	**%
Ana Demel[9]	116	**%
James L. Dinkins[10]	3,580	**%
Gary P. Fayard[11]	12,306	**%
Tiffany M. Hall[12]	-	**%
Jeanne P. Jackson[13]	-	**%
Steven G. Pizula[14]	-	**%
Mark S. Vidergauz[15]	97,270	**%
Guy P. Carling[16]	118,030	**%
Thomas J. Kelly[17]	246,362	**%
Emelie C. Tirre[18]	272,584	**%

Officers and Directors as a group (13 members: 99,608,048 shares or 9.4% in aggregate).

* Except as noted otherwise, the address for each of the named stockholders is 1 Monster Way, Corona, California 92879.

** Less than 1%.

1 The mailing address of Brandon Limited Partnership No. 1 (“Brandon No. 1”) is 10th Floor, 430 Park Avenue, New York, NY 10022. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

2 The mailing address of Brandon Limited Partnership No. 2 (“Brandon No. 2”) is 10th Floor, 430 Park Avenue, New York, NY 10022. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

3 Based on Schedule 13G/A filed February 9, 2023 by The Vanguard Group, based on common shares held on December 31, 2021. The mailing address of this reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

4 Based on Schedule 13D/A filed March 20, 2018 by The Coca-Cola Company and European Refreshments, based on common shares held on December 31, 2017 for which they have shared beneficial ownership. The mailing address of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, GA 30313. The mailing address of European Refreshments is Southgate, Dublin Road, Drogheda, County Meath, Ireland.

5 Based on Schedule 13G filed February 3, 2023 by BlackRock, Inc., based on common shares held on December 31, 2022. The mailing address of this reporting person is 55 East 52nd Street, New York, NY 10055.

6 Includes 1,441,822 common shares owned by Mr. Sacks; 11,291,136 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1’s general partners; 58,773,888 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2’s general partners; 209,544 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; 428,568 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; 647,400 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; 240,432 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; 1,137,168 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; 906,888 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; 499,836 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; 1,010,484 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; 654,372 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; 2,881,908 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Sacks is one of Hilrod Holdings XIII’s general partners; 373,580 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Sacks is one of Hilrod Holdings XIV’s general partners; 361,356 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Sacks is one of Hilrod Holdings XV’s general partners; 687,320 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Sacks is one of Hilrod Holdings XVI’s general partners; 673,544 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Sacks is one of Hilrod Holdings XIX’s general partners; 729,272 shares beneficially held by Hilrod Holdings XX, L.P. because Mr. Sacks is one of Hilrod Holdings XX’s general partners; 729,272 shares beneficially held by Hilrod Holdings XXI, L.P. because Mr. Sacks is one of Hilrod Holdings XXI’s general partners (these shares have been pledged by Hilrod Holdings XXI, L.P.); 1,000,000 shares beneficially held by Hilrod Holdings XXII, L.P. because Mr. Sacks is one of Hilrod Holdings XXII’s general partners; 489,124 shares beneficially held by Hilrod Holdings XXIV, L.P. because Mr. Sacks is one of Hilrod Holdings XXIV’s general partners and 1,068,000 shares beneficially held by Hilrod Holdings XXV, L.P. because Mr. Sacks is one of Hilrod Holdings XXV’s general partners. Also includes options presently exercisable to purchase 1,260,000 common shares, exercisable at $11.68 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Sacks (of which options to purchase 840,000 common shares are currently held by Hilrod Holdings XVI, L.P., options to purchase 308,604 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 102,834 common shares are currently held by Hilrod Holdings XXIII, L.P.); options presently exercisable to purchase 475,200 common shares, exercisable at $22.58 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Sacks (of which options to purchase 158,400 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 312,372 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 630,000 common shares, exercisable at $21.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Sacks (of which options to purchase 194,514 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 430,944 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 611,000 common shares, exercisable at $23.14 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Mr. Sacks (of which options to purchase 49,926 common shares are currently held by Hilrod Holdings XVIII, L.P., options to purchase 153,742 common shares are currently held by Hilrod Holdings XXIII, L.P. and options to purchase 403,006 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 528,000 common shares, exercisable at $29.37 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Sacks (of which options to purchase 172,596 common shares are currently held by Hilrod Holdings XXIII, L.P. and options to purchase 352,000 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 583,200 common shares, exercisable at $29.84 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Sacks (of which options to purchase 194,400 common shares are currently held by Hilrod Holdings XXIII, L.P. and options to purchase 194,400 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 382,800 common shares, exercisable at $31.20 per share, granted pursuant to a stock option agreement dated March 13, 2020 between the Company and Mr. Sacks (of which options to purchase 170,132 common shares are currently held by Hilrod Holdings XXIII, L.P.); options presently exercisable to purchase 173,200 common shares, exercisable at $44.47 per share, granted pursuant to a stock option agreement dated March 12, 2021 between the Company and Mr. Sacks and options presently exercisable to purchase 97,132 common shares, exercisable at $36.62 per share, granted pursuant to a stock option agreement dated March 14, 2022 between the Company and Mr. Sacks. Mr. Sacks has pledged 100,000 common shares.

Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 1,441,822 common shares; (ii) 4,740,532 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 2,095 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Sacks is one of Hilrod Holdings IV’s general partners; (iv) 4,286 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Sacks is one of Hilrod Holdings V’s general partners; (v) 6,474 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Sacks is one of Hilrod Holdings VI’s general partners; (vi) 2,404 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Sacks is one of Hilrod Holdings VII’s general partners; (vii) 11,372 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Sacks is one of Hilrod Holdings VIII’s general partners; (viii) 9,069 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Sacks is one of Hilrod Holdings IX’s general partners; (ix) 4,998 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Sacks is one of Hilrod Holdings X’s general partners; (x) 10,105 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Sacks is one of Hilrod Holdings XI’s general partners; (xi) 6,544 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Sacks is one of Hilrod Holdings XII’s general partners; (xii) 28,819 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Sacks is one of Hilrod Holdings XIII’s general partners; (xiii) 3,736 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Sacks is one of Hilrod Holdings XIV’s general partners; (xiv) 3,614 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Sacks is one of Hilrod Holdings XV’s general partners; (xv) 6,873 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Sacks is one of Hilrod Holdings XVI’s general partners; (xvi) 6,735 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Sacks is one of Hilrod Holdings XIX’s general partners; (xvii) 7,293 shares beneficially held by Hilrod Holdings XX, L.P. because Mr. Sacks is one of Hilrod Holdings XX’s general partners; (xviii) 7,293 shares beneficially held by Hilrod Holdings XXI, L.P. because Mr. Sacks is one of Hilrod Holdings XXI’s general partners; (xix) 10,000 shares beneficially held by Hilrod Holdings XXII, L.P. because Mr. Sacks is one of Hilrod Holdings XXII’s general partners; (xx) 4,891 shares beneficially held by Hilrod Holdings XXIV, L.P. because Mr. Sacks is one of Hilrod Holdings XXIV’s general partners and (xxi) 10,680 shares beneficially held by Hilrod Holdings XXV, L.P. because Mr. Sacks is one of Hilrod Holdings XXV’s general partners.

7 Includes 1,481,560 common shares owned by Mr. Schlosberg; 11,291,136 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1’s general partners; 58,773,888 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2’s general partners; 209,544 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; 428,568 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; 647,400 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; 240,432 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; 1,137,168 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; 906,888 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; 499,836 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; 1,010,484 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; 654,372 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; 2,881,908 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIII’s general partners; 373,580 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIV’s general partners; 361,356 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XV’s general partners; 687,320 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVI’s general partners; 673,544 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr.

Schlosberg is one of Hilrod Holdings XIX’s general partners; 729,272 shares beneficially held by Hilrod Holdings XX, L.P. because Mr. Schlosberg is one of Hilrod Holdings XX’s general partners; 729,272 shares beneficially held by Hilrod Holdings XXI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXI’s general partners (these shares have been pledged by Hilrod Holdings XXI, L.P.); 1,000,000 shares beneficially held by Hilrod Holdings XXII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXII’s general partners; 489,124 shares beneficially held by Hilrod Holdings XXIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXIV’s general partners and 1,068,000 shares beneficially held by Hilrod Holdings XXV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXV’s general partners. Also includes options presently exercisable to purchase 1,260,000 common shares, exercisable at $11.68 per share, granted pursuant to a stock option agreement dated March 14, 2014 between the Company and Mr. Schlosberg (of which options to purchase 840,000 common shares are currently held by Hilrod Holdings XVI, L.P., options to purchase 308,604 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 102,834 common shares are currently held by Hilrod Holdings XXIII, L.P.); options presently exercisable to purchase 475,200 common shares, exercisable at $22.58 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Schlosberg (of which options to purchase 158,400 common shares are currently held by Hilrod Holdings XVI, L.P. and options to purchase 312,372 common shares are currently held by Hilrod Holdings XVIII, L.P.); options presently exercisable to purchase 630,000 common shares, exercisable at $21.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Schlosberg (of which options to purchase 194,514 common shares are currently held by Hilrod Holdings XVIII, L.P. and options to purchase 430,944 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 611,000 common shares, exercisable at $23.14 per share, granted pursuant to a stock option agreement dated March 14, 2017 between the Company and Mr. Schlosberg (of which options to purchase 49,926 common shares are currently held by Hilrod Holdings XVIII, L.P., options to purchase 153,742 common shares are currently held by Hilrod Holdings XXIII, L.P. and options to purchase 403,006 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 528,000 common shares, exercisable at $29.37 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Schlosberg (of which options to purchase 172,596 common shares are currently held by Hilrod Holdings XXIII, L.P. and options to purchase 352,000 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 583,200 common shares, exercisable at $29.84 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Schlosberg (of which options to purchase 194,400 common shares are currently held by Hilrod Holdings XXIII, L.P. and options to purchase 194,400 common shares are currently held by Hilrod Holdings XXVI, L.P.); options presently exercisable to purchase 382,800 common shares, exercisable at $31.20 per share, granted pursuant to a stock option agreement dated March 13, 2020 between the Company and Mr. Schlosberg (of which options to purchase 170,132 common shares are currently held by Hilrod Holdings XXIII, L.P.); options presently exercisable to purchase 173,200 common shares, exercisable at $44.47 per share, granted pursuant to a stock option agreement dated March 12, 2021 between the Company and Mr. Schlosberg and options presently exercisable to purchase 97,132 common shares, exercisable at $36.62 per share, granted pursuant to a stock option agreement dated March 14, 2022 between the Company and Mr. Schlosberg. Mr. Schlosberg has pledged 100,000 common shares.

Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 1,481,560 common shares; (ii) 4,740,532 shares presently exercisable or exercisable within 60 days under the stock option agreements; (iii) 2,095 shares beneficially held by Hilrod Holdings IV, L.P. because Mr. Schlosberg is one of Hilrod Holdings IV’s general partners; (iv) 4,286 shares beneficially held by Hilrod Holdings V, L.P. because Mr. Schlosberg is one of Hilrod Holdings V’s general partners; (v) 6,474 shares beneficially held by Hilrod Holdings VI, L.P. because Mr. Schlosberg is one of Hilrod Holdings VI’s general partners; (vi) 2,404 shares beneficially held by Hilrod Holdings VII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VII’s general partners; (vii) 11,372 shares beneficially held by Hilrod Holdings VIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings VIII’s general partners; (viii) 9,069 shares beneficially held by Hilrod Holdings IX, L.P. because Mr. Schlosberg is one of Hilrod Holdings IX’s general partners; (ix) 4,998 shares beneficially held by Hilrod Holdings X, L.P. because Mr. Schlosberg is one of Hilrod Holdings X’s general partners; (x) 10,105 shares beneficially held by Hilrod Holdings XI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XI’s general partners; (xi) 6,544 shares beneficially held by Hilrod Holdings XII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XII’s general partners; (xii) 28,819 shares beneficially held by Hilrod Holdings XIII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIII’s general partners; (xiii) 3,736 shares beneficially held by Hilrod Holdings XIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XIV’s general partners; (xiv) 3,614 shares beneficially held by Hilrod Holdings XV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XV’s general partners; (xv) 6,873 shares beneficially held by Hilrod Holdings XVI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XVI’s general partners; (xvi) 6,735 shares beneficially held by Hilrod Holdings XIX, L.P. because Mr. Schlosberg is one of

Hilrod Holdings XIX’s general partners; (xvii) 7,293 shares beneficially held by Hilrod Holdings XX, L.P. because Mr. Schlosberg is one of Hilrod Holdings XX’s general partners; (xviii) 7,293 shares beneficially held by Hilrod Holdings XXI, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXI’s general partners; (xix) 10,000 shares beneficially held by Hilrod Holdings XXII, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXII’s general partners; (xx) 4,891 shares beneficially held by Hilrod Holdings XXIV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXIV’s general partners and (xxi) 10,680 shares beneficially held by Hilrod Holdings XXV, L.P. because Mr. Schlosberg is one of Hilrod Holdings XXV’s general partners.

8 Includes 1,251,262 shares beneficially held by the MJCF Hall Family Trust as Mr. Hall and his spouse are trustees and beneficiaries of the MJCF Hall Family Trust; options presently exercisable to purchase 120,000 common shares, exercisable at $22.58 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Hall; options presently exercisable to purchase 120,000 common shares, exercisable at $21.82 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Hall; options presently exercisable to purchase 100,000 common shares, exercisable at $29.37 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Hall; options presently exercisable to purchase 35,000 common shares, exercisable at $29.84 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Hall; options presently exercisable to purchase 18,000 common shares, exercisable at $31.20 per share, granted pursuant to a stock option agreement dated March 13, 2020 between the Company and Mr. Hall; options presently exercisable to purchase 10,000 common shares, exercisable at $44.47 per share, granted pursuant to a stock option agreement dated March 12, 2021 between the Company and Mr. Hall and options presently exercisable to purchase 6,000 common shares, exercisable at $36.62 per share, granted pursuant to a stock option agreement dated March 14, 2022 between the Company and Mr. Hall.

9 Does not include 1,730 deferred stock units which are settled (other than fractional units) in stock and 3,974 unvested restricted stock units.

10 Does not include 3,974 unvested restricted stock units.

11 Does not include 37,936 deferred stock units which are settled (other than fractional units) in stock and 3,974 unvested restricted stock units.

12 Does not include 924 deferred stock units which are settled (other than fractional units) in stock and 3,974 unvested restricted stock units.

13 Does not include 19,490 deferred stock units which are settled (other than fractional units) in stock and 3,974 unvested restricted stock units.

14 Does not include 13,302 deferred stock units which are settled (other than fractional units) in stock and 3,974 unvested restricted stock units.

15 Does not include 3,974 unvested restricted stock units.

16 Includes 35,264 common shares owned by Mr. Carling; options presently exercisable to purchase 30,000 common shares, exercisable at $29.37 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Carling; options presently exercisable to purchase 16,666 common shares, exercisable at $25.75 per share, granted pursuant to a stock option agreement dated June 1, 2018 between the Company and Mr. Carling; options presently exercisable to purchase 12,500 common shares, exercisable at $29.84 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Carling; options presently exercisable to purchase 8,000 common shares, exercisable at $31.20 per share, granted pursuant to a stock option agreement dated March 13, 2020 between the Company and Mr. Carling; options presently exercisable to purchase 5,000 common shares, exercisable at $44.47 per share, granted pursuant to a stock option agreement dated March 12, 2021 between the Company and Mr. Carling; options presently exercisable to purchase 4,600 common shares, exercisable at $36.62 per share, granted pursuant to a stock option agreement dated March 14, 2022 between the Company and Mr. Carling and 6,000 restricted stock units granted pursuant to a restricted stock unit agreement dated June 1, 2018 between the Company and Mr. Carling.

17 Includes 60,056 common shares owned by Mr. Kelly; options presently exercisable to purchase 4,428 common shares, exercisable at $22.58 per share, granted pursuant to a stock option agreement dated March 13, 2015 between the Company and Mr. Kelly; options presently exercisable to purchase 4,542 common shares, exercisable at $21.99 per share, granted pursuant to a stock option agreement dated March 14, 2016 between the Company and Mr. Kelly; options presently exercisable to purchase 4 common shares, exercisable at $21.82 per share, granted pursuant to a stock option agreement dated December 1, 2016 between the Company and Mr. Kelly; options presently exercisable to purchase 100,000 common shares, exercisable at $29.37 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Mr. Kelly; options presently exercisable to purchase 10,000 common shares, exercisable at $25.75 per share, granted pursuant to a stock option agreement dated June 1, 2018 between the Company and Mr. Kelly; options presently exercisable to purchase 30,000 common shares, exercisable at $29.84 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Mr. Kelly; options presently exercisable to purchase 24,000 common shares, exercisable at $31.20 per share, granted pursuant to a stock option agreement dated March 13, 2020 between the Company and Mr. Kelly; options presently exercisable to purchase 6,666 common shares, exercisable at $44.47 per share, granted pursuant to a stock option agreement dated March 12, 2021 between the Company and Mr. Kelly and options presently exercisable to purchase 6,666 common shares, exercisable at $36.62 per share, granted pursuant to a stock option agreement dated March 14, 2022 between the Company and Mr. Kelly.

18 Includes 53,984 common shares owned by Ms. Tirre; options presently exercisable to purchase 100,000 common shares, exercisable at $29.37 per share, granted pursuant to a stock option agreement dated March 14, 2018 between the Company and Ms. Tirre; options presently exercisable to purchase 50,000 common shares, exercisable at $25.75 per share, granted pursuant to a stock option agreement dated June 1, 2018 between the Company and Ms. Tirre; options presently exercisable to purchase 35,000 common shares, exercisable at $29.84 per share, granted pursuant to a stock option agreement dated March 14, 2019 between the Company and Ms. Tirre; options presently exercisable to purchase 18,000 common shares, exercisable at $31.20 per share, granted pursuant to a stock option agreement dated March 13, 2020 between the Company and Ms. Tirre; options presently exercisable to purchase 5,000 common shares, exercisable at $44.47 per share, granted pursuant to a stock option agreement dated March 12, 2021 between the Company and Ms. Tirre; options presently exercisable to purchase 4,600 common shares, exercisable at $36.62 per share, granted pursuant to a stock option agreement dated March 14, 2022 between the Company and Ms. Tirre and 6,000 restricted stock units granted pursuant to a restricted stock unit agreement dated June 1, 2018 between the Company and Ms. Tirre.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders may present a proper proposal for consideration at the 2024 annual meeting of stockholders by submitting their proposal in writing to the Office of the Secretary of the Company at the Company’s principal executive offices in a timely manner.

For stockholders who wish to present a proposal, other than a director nomination to the proxy access provision of our by-laws (the “Proxy Access By-law”), to be considered for inclusion in our proxy statement and for consideration at the 2024 annual meeting, pursuant to Rule 14a-8 under the Exchange Act, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no later than December 30, 2023. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2024 annual meeting, but who do not intend for the proposal to be included in our proxy statement, pursuant to the advance notice provisions contained in our by-laws, the proposal must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than February 23, 2024 and no later than March 24, 2024, provided, however, that in the event that the date of the 2024 annual meeting is more than thirty days before or more than seventy days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be so delivered no earlier than the close of business on the one hundred twentieth day prior to the 2024 annual meeting and no later than the close of business on the later of the ninetieth day prior to the 2024 annual meeting or the tenth day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

In 2018, the Board adopted the Proxy Access By-law. The Proxy Access By-law permits a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees consisting of two nominees or twenty percent of the Board, whichever is greater, provided that the stockholder(s) and nominee(s) comply with the requirements of Article 1, Section 16 of our by-laws. To be timely for inclusion in the Company’s proxy materials for our 2024 annual meeting, pursuant to the Proxy Access By-law, the stockholder(s) notice to nominate a director must be delivered to the Office of the Secretary at the Company’s principal executive offices no earlier than November 30, 2023 and no later than December 30, 2023. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under the Company’s by-laws.

It is presently intended that the 2024 annual meeting will be held in June 2024.

Proposals should be sent to the Office of the Secretary by mail to Monster Beverage Corporation, 1 Monster Way, Corona, California, 92879.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board is currently comprised of ten members. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), our Board has nominated ten directors identified on the following pages for election at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s ten nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or expects to decline to serve as a director. The term of office of each person elected as a director will continue until the 2024 annual meeting or until a successor has been elected and qualified.

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

The names of the nominees, and certain biographical information about them, are set forth below.

Name	Age	Position
Rodney C. Sacks[1]	73	Chairman of the Board of Directors and Co-Chief Executive Officer
Hilton H. Schlosberg[1]	70	Vice Chairman of the Board of Directors and Co-Chief Executive Officer
Mark J. Hall	67	Director
Ana Demel	62	Director
James L. Dinkins	60	Director
Gary P. Fayard[2,3,4]	71	Director
Tiffany M. Hall	44	Director
Jeanne P. Jackson[3]	71	Director
Steven G. Pizula[2,4]	67	Director
Mark S. Vidergauz[2,3,4,5]	69	Director

1 If re-elected, to serve as member of the Executive Committee.

2 If re-elected, to serve as member of the Audit Committee. If re-elected, Mr. Pizula to serve as Chairman of the Audit Committee.

[3]	If re-elected, to serve as member of the Compensation Committee. If re-elected, Mr. Vidergauz to serve as Chairman of the Compensation Committee.
[4]	If re-elected, to serve as member of the Nominating and Corporate Governance Committee. If re-elected, Mr. Vidergauz to serve as Chairman of the Nominating and Corporate Governance Committee.

5 If re-elected, to serve as Lead Independent Director.

The Board Diversity Matrix (the “Matrix”) below highlights certain additional attributes of the director nominees. Each of the categories listed in the below table has the meaning as it is defined in the Nasdaq listing standards.

Board Diversity Matrix (As of April 28, 2023)

Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Each of our directors brings extensive management and leadership experience gained through their service in our industry and other diverse businesses. In these roles, they have assumed day-to-day leadership or other senior leadership responsibilities. In addition, most directors bring board experience acquired by either significant experience on other boards or long service on our Board of Directors that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. The Nominating and Corporate Governance Committee’s process for selecting and nominating qualified director candidates is described under the section entitled “Nominating and Corporate Governance Committee.” In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board of Directors and its committees.

Rodney C. Sacks—Chairman of the Board of Directors of the Company and a director of the Company from November 1990 to the present. Co-Chief Executive Officer of the Company since January 2021. Member of the Executive Committee of the Board of Directors (the “Executive Committee”) since October 1992. Chief Executive Officer of the Company from November 1990 to January 2021. Chairman of the Board of Directors, Co-Chief Executive Officer and a director of Monster Energy Company (“MEC”). Mr. Sacks has led the Company for over 33 years and has extensive experience in the food and beverage industry. Mr. Sacks has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Hilton H. Schlosberg—Vice Chairman of the Board of Directors of the Company and a director of the Company from November 1990 to the present. Co-Chief Executive Officer of the Company since January 2021. Member of the Executive Committee since October 1992. President, Chief Operating Officer and Secretary of the Company from November 1990 to January 2021. Chief Financial Officer of the Company from July 1996 to January 2021. Vice Chairman, Co-Chief Executive Officer and a director of MEC. Mr. Schlosberg has held senior leadership positions with the Company for over 33 years, was the Company’s Chief Financial Officer for 24 years and has extensive experience in the food and beverage industry. Mr. Schlosberg has a high level of financial literacy, and his day-to-day supervision of business operations and co-leadership with Mr. Sacks brings valuable insight to the Board. Mr. Schlosberg has detailed knowledge and valuable perspective and insights regarding our business and has responsibility for development and implementation of our business strategy.

Mark J. Hall—Director of the Company since January 2014 and employee of MEC focusing on ideation, design and development of new products since May 2017. Chief Marketing Officer of MEC from January 2015 to May 2017. Chief Brand Officer of MEC from January 2014 to December 2014, and President of the Monster Beverage Division from January 2007 to December 2013. Mr. Hall joined MEC in 1997 as a Senior Vice President. Prior to joining MEC, Mr. Hall was employed by the Arizona Beverage Co. as Vice President of Sales, where he was responsible for sales and distribution of products through a national network of beer distributors and soft drink bottlers in the United States. Mr. Hall has detailed knowledge of and valuable perspectives and insights into both our business and the beverage industry in general.

Ana Demel—Director of the Company since December 2021. Chair of the Board of Directors of Pro Mujer, Inc. and Adjunct Professor at the New York University School of Law. Since January 1, 2021, Ms. Demel has served as the Chair of the board of directors of Pro Mujer, Inc., a women’s development non-profit that brings financial services, entrepreneurship training and basic health services to low-income women in Latin America. Ms. Demel has also served as an Adjunct Professor at the New York University School of Law since 2009. Prior to 2009, Ms. Demel was a partner at the international law firm of Cleary Gottlieb Steen & Hamilton, LLP where her practice focused on international financing and business transactions, particularly in Latin America. Ms. Demel advised public and private sector clients on a variety of transactions, including structured finance, project finance and mergers and acquisitions.

James L. Dinkins—Director of the Company since November 2020. Chief Executive Officer of the Honey Baked Ham Company, LLC since May 2021. Director of Coca-Cola FEMSA, S.A.B. de C.V. since 2020. Mr. Dinkins joined The Coca-Cola Company (“TCCC”) in 1988, serving in various account management, marketing and bottler franchise leadership roles with Coca-Cola USA until June 1999. He rejoined TCCC in August 2002 and held positions of increasing responsibility in Coca-Cola North America, including Chief Retail Sales Officer and President of the Minute Maid Business Unit. Mr. Dinkins was appointed President of Coca-Cola North America and elected Senior Vice President of TCCC effective January 1, 2018 until August 2020. Mr. Dinkins served as a Senior Advisor to TCCC through February 2021. Mr. Dinkins also serves on the board of governors of the Boys & Girls Clubs of America and is a trustee of The University of Georgia Foundation and Morehouse College. Mr. Dinkins has substantial business and leadership experience in the beverage industry.

Gary P. Fayard—Director of the Company since June 2015, member of the Audit Committee of the Board of Directors (the “Audit Committee”) since February 2016, member of the Nominating and Corporate Governance Committee since April 2021 and member of the Compensation Committee of the Board of Directors (the “Compensation Committee”) since June 2022. Executive Vice President and Chief Financial Officer of TCCC from February 2003 to April 2014. Mr. Fayard joined TCCC in 1994, and in July 1994, he was elected Vice President and Controller, a position he held until December 1999 when he was elected Senior Vice President and Chief Financial Officer. Mr. Fayard has also served on the board of directors of Coca-Cola FEMSA, S.A.B. de C.V. from 2004 to March 2016. Mr. Fayard has been on the board of directors of Genuine Parts Company since 2014. Mr. Fayard has a strong background in accounting and finance as well as substantial business and leadership experience in the beverage industry.

Tiffany M. Hall—Director of the Company since October 2021. Senior Vice President and Chief of Staff to the Chief Executive Officer at Mastercard Incorporated since January 2021. Ms. Hall joined Mastercard in May 2013 and has served in various roles of increasing responsibility. Most recently, Ms. Hall managed commercial transactions and legal support for Core Products, Marketing Initiatives and Financial Institutions within the United States as Vice President and Senior Managing Counsel, U.S Markets. Prior to joining Mastercard, Ms. Hall served as Acting Head of Marketing Legal Support & Counsel at Pernod Ricard USA and held several marketing and advertising roles at Sotheby’s, Atlantic Records and Ogilvy & Mather. Ms. Hall is also the Founder and Chief Executive Officer of Empower Cocktails, a ready-to-pour cocktail brand. Ms. Hall currently serves as a director on the board of the Children’s Museum of Manhattan, as a Co-Chair of the National Democratic Institute’s New York Advisory Council and as a member of Duke University’s Sanford School of Public Policy’s Alumni Council.

Jeanne P. Jackson—Director of the Company since June 2019 and member of the Compensation Committee since April 2021. At Nike, Inc., Ms. Jackson served as President and Senior Strategic Advisor to the Chief Executive Officer from June 2016 to August 2017, President of Product & Merchandising from July 2013 to April 2016 and President of Direct to Consumer from March 2009 to July 2013. Director of Delta Air Lines, Inc. since January 2017. Ms. Jackson has previously served on the boards of Kraft Heinz Company, Kraft Foods Group, Inc., McDonald’s Corporation, Nike, Inc., Nordstrom, Inc., Williams-Sonoma, Inc., Motorola Mobility Holdings, Inc., Harrah’s Entertainment Inc. and others. Ms. Jackson is the founder of MSP Capital and served as its Chief Executive Officer from 2002 to 2009 and is again serving as its Chief Executive Officer from 2017 to present. Ms. Jackson has served in senior leadership roles in many organizations, including Wal-Mart.com USA, LLC, the Gap, Inc., Banana Republic, Victoria’s Secret, Saks Fifth Avenue, Walt Disney Attractions, Inc. and Federated Department Stores, Inc. Ms. Jackson brings knowledge and experience of over thirty years as a senior executive and director in an array of large, public companies.

Steven G. Pizula—Director of the Company, member of the Audit Committee since June 2019 (Chairman since January 2021) and member of the Nominating and Corporate Governance Committee since June 2022. Partner at Deloitte & Touche LLP from September 1977 to June 2018. Since joining Deloitte & Touche LLP (then Haskins & Sells) in 1977, Mr. Pizula served as the supervising audit partner on a number of large, multinational public companies in a wide range of industries, including consumer products. Mr. Pizula held various leadership positions at Deloitte & Touche LLP, most recently as Practice Growth Leader for the Pacific Southwest Region and as a Member of the National Committee for Audit Quality and National Partner Admissions Committee. Mr. Pizula is currently a board member of The Whittier Trust Company, the Arnold and Mabel Beckman Foundation and the Forum for Corporate Directors. Mr. Pizula is a Certified Public Accountant and member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Pizula brings extensive experience in accounting and audit matters.

Mark S. Vidergauz—Director of the Company, member of the Compensation Committee since June 1998 (Chairman since June 2019), member of the Audit Committee since April 2021 and from April 2000 through May 2004, member of the Nominating and Corporate Governance Committee since June 2019 (Chairman since June 2022) and Lead Independent Director since March 2014. Chief Executive Officer of The Sage Group LLC, an investment banking firm, from April 2000 to the present. The Sage Group, LLC provides merger, acquisition and capital formation advisory services to a wide range of companies in the consumer sector. Managing Director at the Los Angeles office of ING Barings LLC, a diversified financial service institution headquartered in the Netherlands, from April 1995 to April 2000. Mr. Vidergauz brings strong merger and acquisition, corporate finance, corporate governance and leadership experience to the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

MANAGEMENT

Board Meetings and Committees; Annual Meeting Attendance

The Board is comprised of Rodney C. Sacks, Hilton H. Schlosberg, Mark J. Hall, Ana Demel, James L. Dinkins, Gary P. Fayard, Tiffany M. Hall, Jeanne P. Jackson, Steven G. Pizula and Mark S. Vidergauz. The Board held six meetings during the fiscal year ended December 31, 2022. Each director attended the annual meeting of stockholders held on June 14, 2022. During the 2022 period in which he or she was a director, each director attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees in which he or she was a member. The Board has determined that Messrs. Dinkins, Fayard, Pizula and Vidergauz and Mses. Demel, Hall and Jackson are independent, as that term is defined in the Nasdaq Stock Market Rules and SEC regulations. Our independent directors met in executive session six times during the fiscal year ended December 31, 2022. The executive sessions include reviewing and assessing succession plans for the Co-Chief Executive Officers and other key members of executive management. The Board does not have a policy requiring the attendance by the directors at the Annual Meeting.

During the fiscal year ended December 31, 2022, the Audit Committee was comprised of Gary P. Fayard, Steven G. Pizula and Mark S. Vidergauz. Mr. Pizula served as Chairman. The Board of Directors amended and restated the written charter for the Audit Committee in November 2021, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Audit Committee held four meetings during the fiscal year ended December 31, 2022. The Audit Committee last met in February 2023 in connection with the review of the Company’s financial statements for the fiscal year ended December 31, 2022. See “Audit Committee” below for more information.

During the fiscal year ended December 31, 2022, the Compensation Committee was comprised of Gary P. Fayard (from June 2022), Jeanne P. Jackson, Benjamin M. Polk (through June 2022) and Mark S. Vidergauz. Mr. Vidergauz served as Chairman. The Board of Directors amended and restated the written charter for the Compensation Committee in February 2023, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. All members of the Board who serve on the Compensation Committee meet the independence requirements of the Nasdaq Stock Market Rules. The Compensation Committee held five meetings during the fiscal year ended December 31, 2022.  Under the Monster Beverage Corporation 2020 Omnibus Incentive Plan (the “2020 Omnibus Incentive Plan”), (which replaced the Monster Beverage Corporation 2011 Omnibus Incentive Plan (the “2011 Omnibus Incentive Plan”) effective June 3, 2020), and the grant procedures adopted by the Board for grants of equity awards, the Compensation Committee has sole and exclusive authority to grant equity awards to all employees and consultants who are not new hires and to all new hires and promotions who are subject to Section 16 of the Exchange Act. The Compensation Committee and the Executive Committee each independently has the authority to grant awards for new hires and promotions for employees who are not Section 16 employees. The Board of Directors adopted an amended and restated written charter for the Compensation Committee in February 2019, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

During the fiscal year ended December 31, 2022, the Nominating and Corporate Governance Committee was comprised of Gary P. Fayard, Steven G. Pizula (from June 2022), Benjamin M. Polk (through June 2022) and Mark S. Vidergauz. Mr. Polk served as Chairman through June 2022 and Mr. Vidergauz has served as Chairman since June 2022. The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2022 (see “Nominating and Corporate Governance Committee” below for more information).

The Executive Committee, comprised of Rodney C. Sacks and Hilton H. Schlosberg, held twelve meetings during the fiscal year ended December 31, 2022. The Executive Committee manages and directs the business of the Company between meetings of the Board. Under the 2020 Omnibus Incentive Plan equity grant procedures, each of the Compensation Committee and the Executive Committee independently has the authority to grant equity awards for new hires and promotions for employees who are not Section 16 employees. Equity awards granted by the Executive Committee are not subject to approval or ratification by the Board or the Compensation Committee, as set forth in the written Equity Grant Procedures adopted by the Board (see “Compensation Discussion and Analysis – Equity Grant Procedures” below for more information).

Non-Employee Director Stock Ownership Policy

The Board has adopted stock ownership requirements for non-employee directors.  In February 2022, the Board of Directors amended and restated the Monster Beverage Corporation 2017

Compensation Plan for Non-Employee Directors (the “2017 Directors Plan”) to require each non-employee director to satisfy the share ownership guidelines set forth below, as may be modified by the Board of Directors from time to time. The current share ownership guidelines provide that non-employee directors of the Company must:

●	Hold shares of Company Common Stock having a total value of five times the annual retainer payable to a non-employee director (excluding any portion of the annual retainer attributable to a non-employee director’s service as a member of a subcommittee, as a chair of a subcommittee or as the lead independent director, as applicable). For this purpose, deferred shares or deferred restricted stock units will be deemed held, to the extent vested.
●	The minimum stock ownership level must be achieved by each non-employee director by the fifth anniversary of such non-employee director’s initial appointment to the Board of Directors.
●	Once achieved, ownership of the guideline amount should be maintained for so long as the non-employee director retains his or her seat on the Board of Directors.
●	There may be rare instances where these guidelines would place a hardship on a non-employee director. In these cases or in similar circumstances, the Board of Directors will make the final decision as to developing an alternative stock ownership guideline for a non-employee director that reflects the intention of these guidelines and his or her personal circumstances.

During 2022, all non-employee directors complied with the non-employee director stock ownership policy.

Anti-Hedging Policy

The Company’s insider trading policy prohibits the Company’s directors, officers and employees from engaging in transactions that use any financial instrument that is designed to hedge or offset any decrease in the market value of Company securities, including prepaid variable forward contracts, collars and exchange funds.

Anti-Pledging Policy

The Company’s insider trading policy prohibits employees and directors from purchasing Company securities on margin, holding Company securities in a margin account or pledging Company securities. However, in certain limited circumstances the Company’s compliance officer may allow an employee or director to pledge certain Company securities. As of April 6, 2023, only two employees, Mr. Sacks and Mr. Schlosberg, pledged approximately 1.0% of the shares of Common Stock they beneficially own.

Director Resignation Policy

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the roles of Co-Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Corporate Governance Guidelines state the Board’s belief that whether to have the same person occupy the offices of chairperson of the Board and Chief Executive Officer should be decided by the Board, from time to time, in accordance with the Company’s by-laws and its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the Company’s stockholders. The Board believes that the Company’s current Co-Chief Executive Officer is best situated to serve as Chairman of the Board. Rodney C. Sacks has led the Company for over 33 years and therefore is highly knowledgeable with respect to the Company’s business, operations and industry. Mr. Sacks is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. The Board believes that the combined role of Chairman and Co-Chief Executive Officer (“CEO”) promotes consistency and efficiency in the development and execution of the Company’s business strategy. Further, the Board recognizes that Mr. Sacks and Mr. Schlosberg serve as co-leaders and bring valuable insight to the Board. A copy of the Corporate Governance Guidelines is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Lead Independent Director

In March 2014, the independent directors of the Board approved a Lead Independent Director Charter. Under the Lead Independent Director Charter, if the offices of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board of Directors will annually elect with a majority vote an independent director to serve in a lead capacity. Although elected annually, the Lead Independent Director is generally expected to serve for more than one year. The Lead Independent Director may be removed or replaced at any time with or without cause by a majority vote of the independent members of the Board.

Mr. Vidergauz is currently the Lead Independent Director. In this capacity, Mr. Vidergauz is, among other things, responsible for leading executive sessions of the independent directors and serving as the principal liaison between the Chairman, Vice Chairman and the independent directors. A copy of the Lead Independent Director Charter is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

The Board’s Role in Risk Oversight

The Board of Directors plays an active role in overseeing and managing the Company’s risks. The full Board and its Executive Committee regularly review the Company’s results, performance, operations, competitive position, business strategy, liquidity, capital resources, product distribution and development, material contingencies and senior personnel, as well as the risks associated with each of these matters. The Board implements its risk oversight function both as a whole and through its standing committees. Certain of the work is delegated to committees, which meet regularly and report back to the full Board. The Compensation Committee reviews the Company’s compensation practices and discerns the relationship among risk, risk management and compensation in light of the Company’s objectives. The Compensation Committee will also review the Company’s human capital management objectives, philosophies, policies and practices. The Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and risks related to financial statements, the financial reporting process and accounting and legal matters, as well as the steps management has taken to monitor and control such exposures. The Audit Committee also reviews key aspects of the Company’s sustainability strategies. The Nominating and Corporate Governance Committee oversees the Company’s corporate governance framework and the Company’s policies related to human rights. The full Board also discusses risk throughout the year during meetings in relation to specific proposed actions including risks related to cybersecurity and reputation. These processes are designed to ensure that risks are taken knowingly and purposefully. The Board believes that its role in oversight of risk management (as well as the role of the Compensation Committee and the Audit Committee) has not adversely affected its leadership structure or results of operations.

Information about Our Executive Officers

The names and ages of our executive officers, and certain biographical information about them, are set forth on page 14 and below.

Name	Age	Position
Rodney C. Sacks	73	Chairman of the Board of Directors and Co-Chief Executive Officer
Hilton H. Schlosberg	70	Vice Chairman of the Board of Directors and Co-Chief Executive Officer
Thomas J. Kelly	69	Chief Financial Officer
Guy P. Carling	46	President, EMEA
Emelie C. Tirre	53	President, Americas

Thomas J. Kelly—Chief Financial Officer of the Company since January 2021. Executive Vice President, Finance, and/or Controller and Secretary of MEC from 1992 to January 2021. In his position as Chief Financial Officer, Mr. Kelly reports directly to the Executive Committee and our Board of Directors. Prior to joining MEC, Mr. Kelly served as controller for California Copackers Corporation. Mr. Kelly is a Certified Public Accountant (inactive) and has worked in the beverage business for over 37 years.

Guy P. Carling—President of EMEA since July 2018. In his position as President of EMEA, Mr. Carling oversees the Company’s sales, development and expansion in markets in Europe, the Middle East, Africa and Central Asia, and frequently reports directly to the Executive Committee and our Board of Directors. Mr. Carling joined MEC in December 2007, and previously served as Chief Commercial Officer & Managing Director of EMEA. Mr. Carling has worked in the beverage business for over 25 years.

Emelie C. Tirre—President of the Americas since July 2018.  In her position as President of the Americas, Ms. Tirre oversees the Company’s sales, development and expansion in markets in the United States, Canada, Latin America, Oceania and the Caribbean.  She frequently reports directly to the Executive Committee and our Board of Directors.  Ms. Tirre joined MEC in July 2010, and previously served as Chief Commercial Officer and the Senior Vice President of Sales for North America.  Ms. Tirre has worked in the beverage business for over 31 years.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis provides information about the material elements of compensation that are paid, awarded to, or earned by our named executive officers (“NEOs”). During the fiscal year ended December 31, 2022, our NEOs were Rodney C. Sacks, Hilton H. Schlosberg, Thomas J. Kelly, Guy P. Carling and Emelie C. Tirre.

Executive Summary

The Company entered into fiscal year 2022 with global supply chain challenges, which were further magnified by the rise of inflation and geopolitical conflict in certain markets. Nevertheless, the Company successfully managed to strengthen its capabilities of delivering products for its expanding consumer base. In February 2022, the Company acquired CANarchy Craft Brewery Collective LLC, which facilitated our entry into the alcohol beverage sector. The Company’s financial performance remained generally stable during 2022, with particular success as evidenced by the following:

●	Net sales of $6.31 billion, up 13.9% from 2021.
●	Three-year total shareholder return (“TSR”) performance of 59.8%.

In 2022, we continued the implementation of our revamped executive compensation program introduced in 2020, which is more formulaic and objective in nature than our historical, more discretionary approach to the program. Each of our NEOs once again had a pre-established target bonus opportunity as part of our annual incentive award (“AIA”) program for short-term annual incentive compensation. Our NEOs’ target AIAs were earned based on pre-established financial criteria and individual performance criteria, weighted 75% and 25%, respectively. In addition to the AIAs, consistent with our revamping in 2020, the Compensation Committee approved grants of performance share units (“PSUs”), together with time-vested stock options and time-vested restricted stock units (“RSUs”) to all of our NEOs. The PSUs granted in 2022 (“2022 PSUs”) represented 50% of the NEO annual long-term incentive (“LTI”) grant value in 2022 and will be eligible to be earned based on the Company’s three-year cumulative adjusted diluted earnings per share (“EPS”) from 2022 through 2024 (i.e., one single, three-year performance period).

The financial performance component of the AIAs for 2022 was not earned (i.e., 0% of target), as the Company’s adjusted operating income was below the pre-established threshold performance goal primarily as a consequence of an increase in the Company’s operating expenses and increased freight rates, increased ingredient and other input costs and increased co-packing fees.

However, the Compensation Committee determined each NEO provided strong individual contributions and accordingly certified achievement at 200% of target for the individual performance component of the AIAs for 2022, resulting in overall payouts of approximately 50% of target. Additionally, the third and final tranche of the 2020 PSUs was earned at 145% of target in connection with three-year cumulative adjusted diluted EPS from 2020 through 2022 falling between the pre-established target and maximum performance goal. Finally, Mr. Kelly, Mr. Carling and Ms. Tirre received a one-time recognition bonus in connection with each of their strong individual performances during the 2022 fiscal year and to honor their continued significant contributions to the overall success of the Company.

2022 “Say-on-Pay” Vote Results

At our 2022 annual meeting of stockholders, 94.7% of the votes cast (excluding abstentions and broker non-votes) were in favor of our advisory resolution regarding the compensation of our NEOs.

Consistent with prior years, the Compensation Committee believes the Company’s pay-for-performance philosophy with respect to executive compensation resonates with our stockholders including, in particular, the decision to adopt a formulaic approach for our annual incentive and LTI programs which began in 2020 and will continue for the foreseeable future. No specific changes were made to the compensation program for NEOs as a direct response to the result of the vote conducted in 2022. The Compensation Committee will continue to consider the results of future advisory votes on executive compensation and periodically reach out to our large institutional stockholders for input on our compensation programs.

2022 Compensation Program

Compensation Philosophy

Our executive compensation program is designed to reinforce ownership and overall entrepreneurialism and to link rewards to measurable corporate and qualitative individual performance. The program’s primary objectives are to motivate and retain executive talent, to reward executives fairly for performance relative to business plan goals, and to create sustainable stockholder value through continued profitable growth.

In executing on these objectives, the Compensation Committee has integrated cash and equity incentive compensation programs with our short- and long-term strategic plans in order to align the interests of our NEOs with the long-term interests of our stockholders. With respect to specific elements of compensation, base salary is a fixed amount to secure executive service, the AIA is designed to incentivize and reward achievement of short-term financial and operating performance, and equity grants that vest over multiyear periods are designed to reward long-term financial and stock price performance as well as serve as a key retention vehicle for our executive talent. While the Compensation Committee intends for compensation levels to be competitive relative to similarly situated executives at companies of comparable size and scope of operations, no specific market positioning or percentile is targeted as a matter of practice.

The Compensation Committee annually evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure. Frederic W. Cook & Co., Inc. (“F.W. Cook”) performed an annual risk assessment in November 2022 to demonstrate whether the Company’s pay practices and policies pose significant financial, operational or other risks that are reasonably likely to have a material adverse effect on the Company. F.W. Cook’s report summarizing the results of this assessment was reviewed and discussed with the Compensation Committee at its November 2022 meeting. Based upon F.W. Cook’s review, as with fiscal year 2021, the Compensation Committee concluded that the risks arising from the Company’s overall compensation programs are not reasonably likely to have a material adverse effect on the Company.

Setting Executive Compensation for 2022

The compensation programs for our NEOs are generally administered by or under the direction of the Compensation Committee (in the case of Rodney C. Sacks, the Chairman and Co-Chief Executive Officer, and Hilton H. Schlosberg, the Vice Chairman and Co-Chief Executive Officer) and, in the case of the other NEOs, by our Compensation Committee, based on the recommendation of the Executive Committee. The compensation program is benchmarked annually by the Compensation Committee’s independent consultant to ensure that target compensation levels are competitive and reasonable and continue to achieve the goals set forth in our compensation philosophy. In reviewing the compensation for Mr. Sacks and Mr. Schlosberg, the Compensation Committee recognizes that Mr. Sacks and Mr.

Schlosberg serve as our co-leaders. Given the long-term complementary nature of their leadership and their contributions to our success, the Compensation Committee has determined it is appropriate to continue to compensate them equally.

For 2022 compensation decisions, the Compensation Committee again retained F.W. Cook to provide competitive market data and make recommendations to the Compensation Committee with respect to compensation for Mr. Sacks and Mr. Schlosberg and to both the Compensation Committee and Executive Committee with respect to compensation for our other NEOs and senior management. F.W. Cook reports directly to the Compensation Committee and did not perform any other services for the Company in 2022. Following an independence assessment of F.W. Cook during 2022, the Compensation Committee determined that the services provided by F.W. Cook did not raise any conflicts of interest.

The Compensation Committee does not set compensation at a targeted percentile level relative to the market, but we do seek to provide salary, incentive compensation opportunities and employee benefits that are largely competitive within the consumer products industry, the food and beverage industry and within the labor markets in which we participate. Within this framework, we generally seek to keep target cash compensation levels below median for Mr. Sacks and Mr. Schlosberg, with equity awards providing enhanced compensation opportunities. We gather market compensation data to provide context, but we also consider Company and individual performance, as well as our recruiting and internal retention experience when making executive compensation decisions.

The Compensation Committee consulted with F.W. Cook in early 2022 to conduct a 2022 competitive market analysis (the “Early 2022 Market Analysis”) using a comparison group of similarly sized, high-performing U.S. food and beverage and consumer products companies (the “Early 2022 Peers”). As market compensation levels are correlated to revenues for cash compensation and market capitalization for equity compensation, the Compensation Committee selects its peer companies using objective size criteria for each metric. Relative to the Early 2022 Peers, in early 2022, revenue was below the median, operating income was between the median and 75th percentile, and market capitalization was slightly above the 75th percentile. The Early 2022 Peers were the same as the peers referenced for 2021 compensation, other than the removal of Capri Holdings and The Hain Celestial Group and the addition of McCormick & Company and Peloton Interactive, Inc. The resulting Early 2022 Peers composed of 18 companies are shown below:

●	Brown-Forman Corporation	●	PVH Corp.
●	Campbell Soup Company	●	Ralph Lauren Corporation
●	Chipotle Mexican Grill, Inc.	●	Starbucks Corporation
●	Constellation Brands, Inc.	●	The Estée Lauder Companies Inc.
●	Keurig Dr Pepper Inc.	●	The Hershey Company
●	Lululemon Athletica, Inc.	●	The J. M. Smucker Company
●	McCormick & Company	●	Under Armour, Inc.
●	Molson Coors Brewing Company	●	V.F. Corporation
●	Peloton Interactive, Inc.	●	Yum! Brands, Inc.

The Early 2022 Market Analysis was considered in determining the NEOs’ 2022 base salaries, target AIA opportunities and equity award grant values.

In November 2022, subsequent to F.W. Cook’s review of the Early 2022 Peers, Peloton Interactive, Inc., PVH Corp. and Under Armour, Inc. were removed as peer companies and Mondelez International, Inc. was added to the peer group, resulting in the 16-company Late 2022 Peer Group (the

“Late 2022 Peers”). As such, compensation and performance data of the Late 2022 Peers may be considered in determining compensation for the 2023 performance year.

Taking into consideration the Early 2022 Market Analysis, the Compensation Committee set Mr. Sacks’s and Mr. Schlosberg’s 2022 target cash compensation below the median of the Early 2022 Peers and granted them above-median equity compensation in order to align their interests over the long-term with those of our stockholders. The Early 2022 Market Analysis noted that the performance of the Company was between the peer median and 75th percentile in revenue growth (60th percentile), EPS growth (52nd percentile) and above the 75th percentile for return on invested capital (87th percentile). The Company’s 3-year TSR was at the 69th percentile and the 5-year TSR was slightly above median (52nd percentile). This level of operating and TSR performance was considered significant by the Compensation Committee and informed its determination of the target total compensation of Mr. Sacks and Mr. Schlosberg above the Early 2022 Peers’ 75th percentile. The peer group data serves as only one reference point used by us when making compensation decisions. However, we generally believe that reviewing and analyzing such pay and performance information is an important component of our executive compensation decision-making process.

The 2022 awards of stock options, RSUs and PSUs granted to Mr. Sacks and Mr. Schlosberg are consistent with our annual grant philosophy and serve to reward them for the Company’s continued growth in key performance criteria in 2022 and further align their interests with our stockholders. Recent equity awards granted to Mr. Sacks and Mr. Schlosberg vest over a three-year period, in each case, per the terms of their respective stock option, RSU and PSU award agreements.

For 2022, the decisions to increase base salaries for each of Mr. Kelly, Mr. Carling and Ms. Tirre were informed by F.W. Cook’s senior executive benchmarking analysis and individual performance. Specifically, F.W. Cook’s senior executive benchmarking analysis was used for guidance in determining the total compensation for Mr. Kelly, Mr. Carling and Ms. Tirre, which included specified performance targets for their respective AIAs. The compensation levels for Mr. Kelly, Mr. Carling and Ms. Tirre were generally set relative to the market data in F.W. Cook’s senior executive benchmarking analysis with near-median long-term equity compensation value through stock options, RSUs and PSUs, in order to emphasize the Company’s commitment to continued stockholder growth and to recognize that long-term equity compensation has been an effective incentive for motivating performance, and annual cash compensation value that is comparable to the compensation received by similarly-situated individuals employed by the Early 2022 Peers. Recent equity awards granted to Mr. Kelly vest over a three-year period and recent stock option and RSU awards granted to Mr. Carling and Ms. Tirre generally vest over a five-year period (and in respect of PSU awards, a three-year period), in each case, per the terms of their respective stock option, RSU and PSU award agreements.

We view all components of compensation as related but distinct. We determine the appropriate level for each compensation component, based in part, but not exclusively, on competitive benchmarks gathered through our recruitment and retention experience, market data such as the Early 2022 Market Analysis discussed above, and our review of internal comparatives as well as other considerations we deem relevant, such as individual and corporate performance. We believe that equity awards effectively reward for long-term performance and are an important compensation-related motivator to attract and retain executives through the various vesting periods and through the achievement of applicable performance thresholds. In addition, we believe equity awards allow executives to share in the value that they may create. Except as described in this proxy statement, neither our Compensation Committee nor our Executive Committee has adopted any formal or informal policies or guidelines for allocating compensation between short-term and long-term and current compensation between cash and non-cash compensation. However, our Compensation Committee and Executive Committee’s respective philosophy is that a greater percentage of our NEOs’ compensation should be rewarded in long-term equity rather than short-term cash, and we believe that this philosophy has benefited our long-term performance by attracting, retaining and motivating a long-tenured NEO group that has built significant long-term value for our stockholders. Compensation packages for each of our NEOs are tailored to each individual NEO’s circumstances by the Compensation Committee and/or the Executive Committee, as appropriate. Those decisions are largely based on subjective evaluations of Company and individual performance, with consideration given to compensation of comparable officers at companies who are in our peer group. Each element of compensation is determined differently for each individual NEO, based on a variety of facts and circumstances applicable at the time and specific to that NEO.

Our Compensation Committee and Executive Committee perform an annual strategic review of LTI compensation paid to our NEOs to determine whether the Company has provided effective incentives and motivation to such NEOs, and whether the Company adequately compensates our NEOs relative to comparable officers in other companies with which we compete for executives. For decisions regarding the grant of equity compensation relating to NEOs, other than our Chairman and Co-Chief Executive Officer and our Vice Chairman and Co-Chief Executive Officer, the Compensation Committee specifically considers recommendations from the Executive Committee.

2022 Compensation Program Components

Our NEO compensation program for 2022 had three primary components: base salary, annual bonus and equity awards granted pursuant to our 2020 Omnibus Incentive Plan.

Each of the primary components of NEO compensation for 2022 is discussed below.

2022 Base Salary

Base salaries for our NEOs are established based on the scope of their individual responsibilities, taking into account competitive market remuneration paid by other companies for individuals in similar positions. We set NEO base salaries at levels which we believe enable us to retain individuals in a competitive environment (but without any fixed formula) and reward performance based upon contributions to our overall business goals. We may also utilize input on compensation from compensation consultants, executive search firms and market data when making crucial hiring decisions.

For 2022, the Compensation Committee determined the base salaries for Mr. Sacks and Mr. Schlosberg and for the other NEOs (which were based on the recommendation of the Executive Committee).

Following the Compensation Committee’s discussions with F.W. Cook, for 2022, base salaries for all NEOs were increased in connection with market adjustments based on the Early 2022 Market Analysis. The annual base salary for each of Mr. Sacks and Mr. Schlosberg was increased from $950,000 to $1,000,000 to maintain their market positioning for this compensation element between the 25th percentile and median of our Early 2022 Peers. For 2022, Mr. Kelly’s annual base salary was increased from $525,000 to $575,000, Mr. Carling’s annual base salary was increased from £500,000 to £531,000 (Mr. Carling’s compensation, including AIA, as presented in this proxy statement was paid in Pound Sterling (“GBP”) and converted to United States Dollars (“USD”) using the average exchange rate of GBP to USD on a monthly basis for the year ended December 31, 2022), and Ms. Tirre’s annual base salary was increased from $725,000 to $770,000.

2022 AIAs

For 2022, our NEOs were granted AIAs based on a formulaic approach, whereby each NEO had a target AIA opportunity (expressed as a percentage of base salary), set by the Compensation Committee, that is earned based on pre-established financial and individual performance criteria, weighted 75% and 25%, respectively. The Compensation Committee determines the AIAs for Mr. Sacks and Mr. Schlosberg, and the AIAs for the other NEOs are also determined by the Compensation Committee based on the recommendation of the Executive Committee.

NEOs’ target AIA opportunities ranged from 50% to 150% of 2022 base salary, as shown in the table below. No changes were made to the target bonus percentages for the NEOs for 2022.

Name	Fiscal Year 2022 Target AIA Opportunity (Percentage of Base Salary)
Rodney C. Sacks	150%
Hilton H. Schlosberg	150%
Thomas J. Kelly	50%
Guy P. Carling	50%
Emelie C. Tirre	50%

Payouts were eligible to range from 0% to 200% of the applicable target performance criteria, with no payout earned for performance below a threshold level. In developing the performance goals for the AIAs granted in 2022, the Compensation Committee worked with F.W. Cook to develop a target goal that represented a meaningful level of growth relative to prior year performance with sufficient rigor to be challenging, but not impossible, to achieve. Adjusted operating income was chosen again as the primary performance criteria in fiscal year 2022 because we believe it is an appropriate measurement for management’s contributions to operating performance and profitability of the Company. The adjustments to operating income allow evaluation of performance but exclude certain gains and charges which can distort operating income. For further information on the adjusted operating income compensation performance measure, which is a non-GAAP financial measure, see Appendix A. Achievement under either the adjusted operating income or the individual performance component of AIAs are independent of each other (i.e., a payout can be made under one component even if no payout is made under the other) and consistent with past practice, payout of AIAs can be made in the form of cash, shares of our Common Stock or a combination of cash and shares of our Common Stock at the Compensation Committee’s discretion, and equal to the weighted sum of the achievement for each applicable performance metric. Linear interpolation is applied to calculate the actual percentage payout for achievement of the adjusted operating income component between threshold, target, and maximum performance levels.

Performance Level	Threshold	Target	Maximum	Actual
2022 Adjusted Operating Income ($)	$1.9077 Billion	$1.9985 Billion	$2.0893 Billion	$1.6857 Billion
Percentage Payout (% of Target)	50%	100%	200%	0%

The actual achievement of the adjusted operating income and the individual performance components under the AIAs were certified and approved by the Compensation Committee and paid in the first quarter of 2023 following a review of financial results prepared by the Company’s management and evaluation of each NEO’s individual performance based on a variety of factors. With respect to the individual performance component, the Co-Chief Executive Officers informed the Compensation Committee of their assessment of each NEO’s contribution to the Company’s fiscal 2022 performance. The Compensation Committee determined that the adjusted operating income component was 0% achievement for all NEOs and the individual performance component for all NEOs was 200%. The individual performance component was determined to be 200% with respect to Mr. Sacks and Mr. Schlosberg, due to the Company’s continued overall strong performance through a difficult global economic climate and smooth facilitation of the Company’s entry into the alcohol beverage sector; with respect to Mr. Kelly, due to his navigation of the financial implications caused by the Company’s continued supply chain challenges and fluctuation in foreign currency exchange rates; and with respect to Mr. Carling and Ms. Tirre, due to the sustained and increased growth in sales in their respective geographical markets from fiscal year 2021. For a reconciliation of adjusted operating income to operating income, the most directly corresponding GAAP financial measure, see Appendix A. The total 2022 AIAs for each NEO is set forth in the table below.

Name	Dollar Amount of Target AIA Opportunity ($)	Adjusted Operating Income Component at 0% Achievement (75% Weighting) ($)	Individual Performance at 200% Achievement (25% Weighting) ($)	Total AIA ($)
Rodney C. Sacks	1,500,000	-	750,000	750,000
Hilton H. Schlosberg	1,500,000	-	750,000	750,000
Thomas J. Kelly	287,500	-	143,750	143,750
Guy P. Carling	331,154	-	165,563	165,563
Emelie C. Tirre	385,000	-	192,500	192,500

The full portion of the 2022 AIAs for all NEOs were paid in cash.

The 2022 AIAs were granted by the Compensation Committee in early 2022 and the Compensation Committee confirmed achievement in early 2023. In addition to the 2022 AIAs, in March 2023, the Compensation Committee approved payments of one-time recognition bonuses to each of Mr. Kelly, Mr. Carling and Ms. Tirre in connection with each of their strong individual performances during the 2022 fiscal year. The recognition bonuses are not part of Mr. Kelly’s, Mr. Carling’s or Ms. Tirre’s regular annual compensation. Neither Mr. Sacks nor Mr. Schlosberg received recognition bonuses for their individual performance in 2022. The amounts of the recognition bonuses were as follows: with respect to Mr. Kelly, $250,000; with respect to Mr. Carling, $299,323; and with respect to Ms. Tirre, $350,000.

2022 LTI Program

We believe that long-term performance is achieved through an ownership culture that encourages superior performance by our NEOs through the use of equity awards and, as a result, the compensation program emphasizes equity awards over cash compensation. The Compensation Committee reviews and approves equity awards to our NEOs based upon compensation data principally gathered through a market analysis conducted by our independent compensation consultants, our recruiting and retention experience and our qualitative assessment of individual performance, as well as a review of each NEO’s current LTI award opportunities and retention considerations.

The Compensation Committee, with the assistance of F.W. Cook, revised the LTI program in 2020 to introduce PSUs as part of the overall award mix. The Compensation Committee believes that the move to include PSUs as part of the LTI pay mix continues to align the NEO’s compensation with long-term growth and objectives. With respect to 2022, the Compensation Committee determined that the March 2022 LTI grants to our NEOs would be split among time-vested stock options (approximately 25% weighting), time-vested RSUs (approximately 25% weighting) and PSUs (approximately 50% weighting).

PSUs

Following the Compensation Committee’s introduction of PSUs as part of the overall award mix in 2020, 2022 continued the practice from fiscal year 2021 of granting PSUs that cliff vest over a single three-year performance period based on performance achievement versus the pre-established performance goal for the three-year performance period, subject to continued service during the period. The Compensation Committee believes that a three-year performance period for grants of PSUs continues to align the NEOs’ compensation with long-term growth and objectives at the forefront. Specifically, the 2022 grants of PSUs are eligible to be earned based on three-year cumulative adjusted diluted EPS from fiscal year 2022 through fiscal year 2024. The number of PSUs (split-adjusted) that may be earned range from 0% to 200% of target versus the pre-established performance goals, with threshold, target and maximum performance levels earning 50%, 100% and 200% of target PSUs, respectively, as set forth in the table below (linear interpolation applies between performance levels).

Name	Performance Period	Threshold Shares (50% of Target) (#)	Target Shares (100% of Target) (#)	Maximum Shares (200% of Target) (#)
Rodney C. Sacks	2022 – 2024	92,200	184,400	368,800
Hilton H. Schlosberg	2022 – 2024	92,200	184,400	368,800
Thomas J. Kelly	2022 – 2024	6,000	12,000	24,000
Guy P. Carling	2022 – 2024	13,600	27,200	54,400
Emelie C. Tirre	2022 – 2024	13,600	27,200	54,400

For the third tranche of the 2020 PSUs, relating to the performance period beginning on January 1, 2020 and ending on December 31, 2022, the pre-established threshold, target and maximum performance levels are set forth in the table below (linear interpolation applies between threshold/target and target/maximum performance goals with no payout for performance below threshold).

Third Tranche Performance Goal (Performance Percentage)	Three-Year Cumulative Adjusted Diluted EPS for 2020 – 2022 (Split-Adjusted)
Threshold (50% of Target)	$3.146
Target (100% of Target)	$3.490
Maximum (200% of Target)	$3.859

With the completion of the third and final tranche for the 2020 PSUs, the Compensation Committee considered the three-year cumulative adjusted diluted EPS (split-adjusted) from 2020 through 2022 of $3.656 and awarded the NEOs the following number of shares of Common Stock based on 145% achievement, as set forth in the table below (split-adjusted). For a reconciliation of adjusted diluted EPS to diluted EPS, the most directly comparable GAAP financial measure, see Appendix A.

Name	Target Shares Deliverable Based on Third Tranche Achievement (100% of Target) (#)	Actual Shares Delivered Based on Third Tranche Achievement (#)
Rodney C. Sacks	64,084	92,922
Hilton H. Schlosberg	64,084	92,922
Thomas J. Kelly	2,000	2,900
Guy P. Carling	4,000	5,800
Emelie C. Tirre	4,000	5,800

Stock Options and RSUs

In addition to the PSUs, each of Mr. Sacks and Mr. Schlosberg were granted 291,400 stock options (split-adjusted) under the 2020 Omnibus Incentive Plan that vest in three annual installments as follows: the option to purchase 97,133 shares on March 14, 2023, the option to purchase 97,133 shares on March 14, 2024, and the option to purchase 97,134 shares on March 14, 2025, subject to their continued employment through each vesting date. Additionally, on the same day, each of Mr. Sacks and Mr. Schlosberg were granted 92,200 RSUs (split-adjusted) under the 2020 Omnibus Incentive Plan that vest in three annual installments as follows: 30,733 units on March 14, 2023, 30,733 units on March 14, 2024 and 30,734 units on March 14, 2025, in each case, subject to their continued employment through each vesting date. These grants, taken together with PSU grants, represented an aggregate annual grant value of approximately $13.6 million, an increase of $0.1 million from fiscal year 2021. Mr. Kelly was granted 20,000 stock options (split-adjusted) under the 2020 Omnibus Incentive Plan that vest in three annual installments as follows: the option to purchase 6,666 shares on March 14, 2023, the option to purchase 6,667 shares on March 14, 2024 and the option to purchase 6,667 shares on March 14, 2025 and Mr. Carling and Ms. Tirre were each granted 46,000 stock options (split-adjusted) under the 2020 Omnibus Incentive Plan that vest in five annual installments as follows: the option to purchase 4,600 shares on March 14, 2023, the option to purchase 6,900 shares on March 14, 2024, the option to purchase 9,200 shares on March 14, 2025, the option to purchase 11,500 shares on March 14, 2026, and the option to purchase 13,800 shares on March 14, 2027, in each case, subject to their continued employment through each vesting date. Additionally, on the same day, Mr. Kelly was granted 6,000 RSUs (split-adjusted) that vest in three equal one-third annual installments starting on March 14, 2023 and Mr. Carling and Ms. Tirre were each granted 13,600 RSUs (split-adjusted) that vest in five annual installments as follows: 1,360 units on March 14, 2023, 2,040 units on March 14, 2024, 2,720 units on March 14, 2025, 3,400 units on March 14, 2026, and 4,080 units on March 14, 2027, in each case, subject to their continued employment through each vesting date.

Deferred Compensation

The Monster Beverage Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) (amended effective January 1, 2017) was adopted to permit eligible employees to elect to defer cash and/or equity compensation and to receive the deferred amounts, together with an investment return (positive or negative), either at a pre-determined time in the future or upon termination of their employment with the Company or its subsidiaries or affiliates that are participating employers under the Deferred Compensation Plan. We believe that maintaining the Deferred Compensation Plan provides value to our NEOs who may otherwise not be able to fully participate in our qualified retirement plans due to certain limitations under the Internal Revenue Code of 1986, as amended (the “Code”). Deferrals under the Deferred Compensation Plan are unfunded and unsecured.  Mr. Schlosberg is the only NEO who currently participates in the Deferred Compensation Plan. See “2022 Non-Qualified Deferred Compensation Table” for further information.

Employment Agreements

Certain NEOs who are parties to employment agreements will continue to be subject to such agreements in their current form based on the terms of such agreements, or upon renewal should the Compensation Committee determine in its discretion that revisions to such employment agreements are recommended. We believe that having employment agreements with Mr. Sacks and Mr. Schlosberg is beneficial to us because it provides retentive value and subjects each of them to restrictive covenants. For a summary description of the terms of these agreements, see “Narrative to 2022 Summary Compensation Table and 2022 Grants of Plan-Based Awards Table – Employment Agreements and Arrangements” below.

Perquisites

Consistent with prior years, we continued to maintain our current perquisites for our NEOs, which we believe are in line with those provided by comparable companies within the consumer products industry, the food and beverage industry and within the labor markets in which we participate, for similarly situated executives, based principally on information gathered through our recruiting and retention experience. The perquisites include payment of the cost and expense for personal use of a Company automobile or an automobile allowance and the Company’s payment of benefit premiums under certain employee benefit plans. For Mr. Sacks and Mr. Schlosberg, the perquisites include the use of an office desk for a personal accountant on an occasional basis, at no cost to the Company. In addition, pursuant to their employment agreements, Mr. Sacks and Mr. Schlosberg are entitled to receive initial and annual fees and all other reasonable expenses relating to membership in up to two business or social clubs selected by the executive. Ms. Tirre is entitled to receive 50% of the annual fees relating to the membership in one business or social club selected by her. However, the Compensation Committee in its discretion may revise, amend or add to the employee benefits and perquisites of a NEO if it deems it advisable. Executives bear all taxes associated with these employee benefits and perquisites and these arrangements do not provide for tax gross ups.

Stock Ownership Guidelines for Co-Chief Executive Officers, President and Chief Financial Officer

The Board maintains stock ownership guidelines (the “Executive Officer Stock Ownership Guidelines”) to further align the interests of the Company’s Co-Chief Executive Officers, President and Chief Financial Officer (“CFO”) with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance. The guidelines require the Company’s Co-Chief Executive Officers, President and CFO, as applicable, to hold an amount of stock at least equal to six times annual base salary. Shares that satisfy the Executive Officer Stock Ownership Guidelines include:  Company stock owned directly or indirectly with, or separately by, the covered executive officer’s immediate family members residing in the same household; shares held in trust for the benefit of the covered executive officer or his or her immediate family members; all unvested restricted stock with time-based vesting; shares issuable upon the settlement of RSUs; and shares held in the Deferred Compensation Plan. Unexercised stock options, or the unearned or non-vested portion of any performance-based restricted stock, do not count towards satisfying the guidelines. Any newly appointed CEO, President and CFO will have five years from the date of his or her appointment to comply with the guidelines. The Compensation

Committee will monitor compliance with the Executive Officer Stock Ownership Guidelines and has the authority to establish, review and approve the guidelines as it deems appropriate. During 2022, each of Mr. Sacks, Mr. Schlosberg and Mr. Kelly were in compliance with the Executive Officer Stock Ownership Guidelines by holding the required number of shares.

Clawback Policy

Pursuant to the 2011 Omnibus Incentive Plan and the 2020 Omnibus Incentive Plan, the Compensation Committee may specify in an award agreement that a participant’s rights, payments, and benefits with respect to an award granted under the 2011 Omnibus Incentive Plan or under the 2020 Omnibus Incentive Plan, as applicable, will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events in order to encourage participants (including our NEOs) from acting in a manner that could result in a risk of litigation or otherwise while conducting business. If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if a participant is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such participant will reimburse the Company the amount of any payment in settlement of an award earned or accrued under the 2011 Omnibus Incentive Plan or earned or accrued under the 2020 Omnibus Incentive Plan, as applicable, for such period as determined by the Compensation Committee following the first public issuance or filing with the SEC (whichever just occurred) of the financial document reflecting such material noncompliance.

On February 22, 2023, in response to the SEC’s adoption of Rule 10D-1 of the Securities Exchange Act of 1934, which implemented the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, NASDAQ released proposed listing standards which, if adopted in substantially such listing standards’ current form, will require listed companies to adopt a clawback policy compliant with the new listing standards within 60 days following the effectiveness of such rule. The Company intends to timely adopt a clawback policy to reflect these new requirements.

Equity Grant Procedures

The Compensation Committee maintains equity grant procedures, which set forth, among other things, the authorities of the Compensation Committee and Executive Committee to make grants under the 2020 Omnibus Incentive Plan under certain circumstances and the timing of our grants of equity awards. Under the equity grant procedures, other than awards granted to new hires and promotions, awards may only be granted during an applicable window period.

Employee Benefit Plans

Our full-time employees, including our NEOs who generally participate on the same basis as our broader employee population, are entitled to various employee benefits, which generally include health care plans, flexible spending accounts, life and disability insurance and paid time off.

401(k) Plan

Our employees, including our NEOs, may participate in our 401(k) plan, a defined contribution plan that qualifies under Section 401(k) of the Code. Participating employees may contribute up to statutory limits. We make discretionary matching contributions, and currently match 50% of our employee contributions, up to 8% of each employee’s earnings on a per pay period basis, which vest at a rate of 50% upon completion of two years of service, 75% upon completion of three years of service and 100% upon completion of four years of service.

Change in Control and Separation Arrangements

Certain of our NEOs, per the terms of their respective employment agreements and/or equity award agreements, are eligible for certain benefits and/or payments if there is a change in control and/or a termination of their employment, as described under “Potential Payments Upon Termination or Change in Control” beginning on page 41.

Beginning with the Company’s 2021 LTI grants and continuing with the 2022 LTI grants, the award agreements for each of the PSUs, time-vested RSUs and stock options provide for “double-trigger” vesting provisions for all NEOs, which accelerates vesting upon a qualifying termination of employment following the occurrence of a change in control where such awards are assumed, replaced or continued. Upon a change in control where such awards are assumed, replaced or continued, the PSUs will automatically convert into time-vested RSUs, with vesting occurring on the original vesting date applicable to such PSUs; provided that such converted time-vested RSUs will automatically accelerate upon a subsequent qualifying termination of employment. The number of time-vested RSUs that a portion of the PSUs could convert to depends on the timing of a change in control. If a change in control had occurred during the first year of the three-year performance period, the number of shares of Common Stock underlying the RSUs to be delivered would have been based on the number of shares of Common Stock deliverable at target performance (as outlined in the applicable award agreement). If a change in control occurs during the second or third year of the three-year performance period, the number of shares of Common Stock underlying the RSUs to be delivered will be based on the number of shares of Common Stock deliverable at actual performance for the portion of the performance period that ended before the change in control (as outlined in the applicable award agreement). Upon a change in control where time-vested RSU and stock option awards are assumed, replaced or continued, each of the time-vested RSU and stock option awards will automatically accelerate upon a subsequent qualifying termination of employment.

We believe these arrangements are an important part of overall compensation and will help to secure the continued employment and dedication of our NEOs prior to or following a change in control, notwithstanding any concern that they may have at such time regarding their own future and continued employment. In addition, we believe that these arrangements are an important recruitment and retention incentive. These arrangements do not provide for tax gross ups.

Tax and Accounting Implications

We considered the taxation and accounting consequences of our executive officer compensation programs as part of our internal evaluation of such programs and awards made under them. However, consistent with prior years, those consequences were not a deciding factor in our decisions in establishing or administering our executive officer compensation programs for fiscal year 2022.  We retain the discretion to structure compensation in ways that may result in less than full deductibility, that may not maximize tax savings and that may not minimize the accounting cost to the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

Compensation Committee
Mark S. Vidergauz, Chairman
Gary P. Fayard
Jeanne P. Jackson

2022 Summary Compensation Table

The following table summarizes the total compensation of our NEOs during the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Rodney C. Sacks Chairman, Co-CEO and Director	2022	1,000,000	-	10,127,709	3,435,577	750,000	103,798	15,417,084
	2021	950,000	-	10,121,372	3,407,849	2,130,685	97,671	16,707,577
	2020	934,615	-	8,905,549	3,599,698	2,027,766	96,057	15,563,685
Hilton H. Schlosberg Vice Chairman, Co-CEO and Director	2022	1,000,000	-	10,127,709	3,435,577	750,000	81,114	15,394,400
	2021	950,000	-	10,121,372	3,407,849	2,130,685	76,622	16,686,528
	2020	934,615	-	8,905,549	3,599,698	2,027,766	75,777	15,543,405
Thomas J. Kelly Chief Financial Officer	2022 2021 2020	575,000 525,000 498,462	250,000 - -	659,070 373,548 436,730	235,798 131,172 224,818	143,750 392,438 435,600	42,312 40,682 41,736	1,905,930 1,462,840 1,637,346
Guy P. Carling President, EMEA (7)	2022 2021 2020	662,307 681,543 588,773	299,323 - -	1,493,892 747,096 811,070	542,335 262,344 374,696	165,563 514,511 564,963	51,500 54,764 47,301	3,214,920 2,260,258 2,386,803
Emelie C. Tirre President, Americas	2022 2021 2020	770,000 725,000 706,154	350,000 - -	1,493,892 747,096 811,070	542,335 262,344 374,696	192,500 541,938 638,350	43,047 39,701 37,964	3,391,774 2,316,079 2,568,234

(1)	The amounts in this column include one additional pay period for the year ended December 31, 2020.

(2)	The amounts in this column represent for 2022 the amount earned as one-time recognition bonuses and paid in 2023. See “Compensation Discussion and Analysis – 2022 AIAs” for a discussion of these recognition bonuses.

(3)	As computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, modified to exclude the effect of estimated forfeitures related to service-based vesting conditions, the amounts in this column represent the aggregate grant date fair value of awards of shares (split-adjusted) of our Common Stock (solely in the case of Messrs. Sacks and Schlosberg, which amounts represent half of their respective bonuses earned in 2019 and paid in 2020) and RSUs (in the case of all NEOs, which were granted in 2022, 2021 and 2020, respectively) and, with respect to awards of PSUs (in the case of all NEOs, which were granted in 2022, 2021 and 2020, respectively), represent the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The amount reflected in this column with respect to the PSUs granted in 2022 is: Mr. Sacks, $6,751,806; Mr. Schlosberg, $6,751,806; Mr. Kelly, $439,380; Mr. Carling, $995,928; and Ms. Tirre, $995,928. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. The value of the PSU awards granted in 2022, assuming achievement of the maximum performance level of 200%, would have been: Mr. Sacks, $13,503,612; Mr. Schlosberg, $13,503,612; Mr. Kelly, $878,760; Mr. Carling, $1,991,856; and Ms. Tirre, $1,991,856.

(4)	The amounts represent the aggregate grant date fair value for option awards (split-adjusted) computed in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures related to service-based vesting conditions, and are based on the estimated fair value of the options on the date of grant using the Black-Scholes-Merton option pricing formula assumptions disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs.

(5)	The amounts in this column represent for 2022 the amount earned for AIAs granted under the 2020 Omnibus Incentive Plan and paid in 2023. See “Compensation Discussion and Analysis – 2022 AIAs” for a discussion of how the 2022 AIAs were determined.

(6)	The amounts reported in this column for 2022 include the items set forth in the table below, as applicable to each NEO:

Name	Company Automobile ($)	Automobile Allowance ($)	401(k) Matching Contribution ($)	Benefit Premiums ($)(a)	Other Perquisites ($)(b)	Personal Equipment Allowance ($)	Total ($)
Rodney C. Sacks	20,431	-	12,200	68,213	2,356	598	103,798
Hilton H. Schlosberg	34,772	-	12,200	33,544	-	598	81,114
Thomas J. Kelly	-	7,144	12,200	22,370	-	598	42,312
Guy P. Carling	-	14,966	32,766	3,768	-	-	51,500
Emelie C. Tirre	-	9,914	12,200	9,319	11,016	598	43,047

(a)	For Mr. Sacks, the amount in this column represents premiums paid by the Company for coverage for himself, his spouse, and certain dependents, as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs. For Mr. Schlosberg, the amounts in this column represent premiums paid by the Company for coverage for himself and the members of his immediate family (to the extent permitted by the applicable plan), as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs. For Mr. Kelly, the amounts in this column represent premiums paid by the Company for coverage for himself and his spouse, as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs. For Mr. Carling, the amounts in this column represent premiums paid by the Company for coverage for himself and the members of his immediate family (to the extent permitted by the applicable plan), as the case may be, under all medical, dental, critical illness, group life, accidental death and travel accident insurance plans and programs. For Ms. Tirre, the amounts in this column represent premiums paid by the Company for coverage for herself, as the case may be, under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs.

(b)	For Mr. Sacks, the amount in this column represents the entitlement to receive initial and annual fees and all other reasonable expenses relating to membership in up to two business or social clubs selected by Mr. Sacks. For Ms. Tirre, the amount in this column represents the entitlement to receive 50% of the annual fees relating to the membership in one business or social club selected by Ms. Tirre.

(7)	For Mr. Carling, the amounts reported were paid in GBP and converted to USD using the average exchange rate of GBP to USD on a monthly basis for the years indicated.

2022 Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards granted to our NEOs during the fiscal year ended December 31, 2022.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rodney C. Sacks
RSUs (1)	3/14/2022							92,200	-	-	3,375,903
PSUs (2)	3/14/2022				92,200	184,400	368,800		-	-	6,751,806
Options	3/14/2022								291,400	36.62	3,435,577
AIA	3/14/2022	750,000	1,500,000	3,000,000				-	-	-	-
Hilton H. Schlosberg
RSUs (1)	3/14/2022							92,200	-	-	3,375,903
PSUs (2)	3/14/2022				92,200	184,400	368,800		-	-	6,751,806
Options	3/14/2022								291,400	36.62	3,435,577
AIA	3/14/2022	750,000	1,500,000	3,000,000				-	-	-	-
Thomas J. Kelly
RSUs (1)	3/14/2022							6,000	-	-	219,690
PSUs (2)	3/14/2022				6,000	12,000	24,000		-	-	439,380
Options	3/14/2022								20,000	36.62	235,798
AIA	3/14/2022	143,750	287,500	575,000				-	-	-	-
Guy P. Carling
RSUs (1)	3/14/2022							13,600	-	-	497,964
PSUs (2)	3/14/2022				13,600	27,200	54,400		-	-	995,928
Options	3/14/2022								46,000	36.62	542,335
AIA	3/14/2022	165,577	331,154	662,308				-	-	-	-
Emelie C. Tirre
RSUs (1)	3/14/2022							13,600	-	-	497,964
PSUs (2)	3/14/2022				13,600	27,200	54,400		-	-	995,928
Options	3/14/2022								46,000	36.62	542,335
AIA	3/14/2022	192,500	385,000	770,000				-	-	-	-

(1)	The amounts represent shares (split-adjusted) underlying RSUs granted under our 2020 Omnibus Incentive Plan.

(2)	The amounts represent shares (split-adjusted) underlying PSUs granted under our 2020 Omnibus Incentive Plan.

(3)	Represents threshold, target and maximum payout levels for AIAs granted in March 2022 for performance in the year ended December 31, 2022. See “Compensation Discussion and Analysis – 2022 AIAs” for a description of the AIAs. The threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made with respect to financial performance measures (75% weighting) and assumes 50% payout is made for the individual performance component (25% weighting).

(4)	Represents threshold, target and maximum payout levels for PSUs based on achievement of pre-approved, annualized adjusted diluted EPS targets as described more fully in “Compensation Discussion and Analysis – 2022 LTI Program – PSUs.”

(5)	The amounts represent options (split-adjusted) granted under our 2020 Omnibus Incentive Plan.

(6)	The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Narrative to 2022 Summary Compensation Table and 2022 Grants of Plan-Based Awards Table

Employment Agreements and Arrangements. The principal terms of the employment agreements and arrangements with our NEOs are set forth below.

Rodney C. Sacks – On March 18, 2014, we entered into an employment agreement with Mr. Sacks (the “Sacks Employment Agreement”), pursuant to which Mr. Sacks renders services as our Chairman and Co-Chief Executive Officer. Under the Sacks Employment Agreement, Mr. Sacks’ annual base salary will be reviewed annually and increased at the discretion of our Board. Mr. Sacks is eligible to receive an AIA as described under “Compensation Discussion and Analysis – 2022 AIAs” as well as certain fringe benefits. The initial employment period of this agreement commenced on January 1, 2014 and continued through December 31, 2018. Beginning December 31, 2018, the agreement automatically renews for successive one-year renewal periods, unless notice of intent to not renew is given by either us or Mr. Sacks by June 30 of any renewal year. Under the Sacks Employment Agreement, Mr. Sacks is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The Sacks Employment Agreement is subject to termination (i) upon the death or disability of Mr. Sacks, (ii) voluntarily by Mr. Sacks on 90 days’ written notice, (iii) for Cause (as defined in the Sacks Employment Agreement) by us, or (iv) upon Constructive Termination (as defined in the Sacks Employment Agreement) by Mr. Sacks. The severance provisions in the Sacks Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. During 2022, we entered into certain equity compensation agreements with Mr. Sacks as disclosed in the “2022 Grants of Plan-Based Awards” table above.

Hilton H. Schlosberg – On March 18, 2014, we entered into an employment agreement with Mr. Schlosberg (the “Schlosberg Employment Agreement”), pursuant to which Mr. Schlosberg renders services as our Vice Chairman and Co-Chief Executive Officer. Under the Schlosberg Employment Agreement, Mr. Schlosberg’s annual base salary will be reviewed annually and increased at the discretion of our Board. Mr. Schlosberg is eligible to receive an AIA as described under “Compensation Discussion and Analysis – 2022 AIAs” as well as certain fringe benefits. The initial employment period of this agreement commenced on January 1, 2014 and continued through December 31, 2018. Beginning December 31, 2018, the agreement automatically renews for successive one-year renewal periods, unless notice of intent to not renew is given by either us or Mr. Schlosberg by June 30 of any renewal year. Under the Schlosberg Employment Agreement, Mr. Schlosberg is subject to a confidentiality covenant and a six-month post-termination non-competition covenant. The Schlosberg Employment Agreement is subject to termination (i) upon the death or disability of Mr. Schlosberg, (ii) voluntarily by Mr. Schlosberg on 90 days’ written notice, (iii) for Cause (as defined in the Schlosberg Employment Agreement) by us, or (iv) upon Constructive Termination (as defined in the Schlosberg Employment Agreement) by Mr. Schlosberg. The severance provisions in the Schlosberg Employment Agreement are discussed in the “Potential Payments Upon Termination or Change in Control” section below. During 2022, we entered into certain equity compensation agreements with Mr. Schlosberg as disclosed in the “2022 Grants of Plan-Based Awards” table above.

Thomas J. Kelly, Guy P. Carling and Emelie C. Tirre – Mr. Kelly’s, Mr. Carling’s and Ms. Tirre’s employment, respectively, is “at will” and thus may be terminated at any time for any or no reason. Mr. Kelly, Mr. Carling and Ms. Tirre are each eligible to receive an AIA as described under “Compensation Discussion and Analysis – 2022 AIAs” as well as certain fringe benefits.

2020 Omnibus Incentive Plan. The principal terms of the awards granted to our NEOs in 2022 under the 2020 Omnibus Incentive Plan are set forth below.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards (split-adjusted) held by our NEOs at December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unearned Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)(12)
Rodney C. Sacks	06/03/2013 (1)	1,260,000	-	8.99	06/03/2023	-	-	-	-
	03/14/2014 (1)	1,260,000	-	11.68	03/14/2024	-	-	-	-
	03/13/2015 (1)	475,200	-	22.58	03/13/2025	-	-	-	-
	03/14/2016 (1)	630,000	-	21.99	03/14/2026	-	-	-	-
	03/14/2017 (1)	611,000	-	23.14	03/14/2027	-	-	-	-
	03/14/2018 (1)	528,000	-	29.37	03/14/2028	-	-	-	-
	03/14/2019 (1)	583,200	-	29.84	03/14/2029	-	-	-	-
	03/13/2020 (3)	-	-	-		32,056	1,627,323	-	-
	03/13/2020 (10)	-	-	-		-	-	92,922	4,717,175
	03/13/2020 (3)	276,466	106,334	31.20	03/13/2030	-	-	-	-
	03/12/2021 (2)	-	-	-		50,534	2,565,359	-	-
	03/12/2021 (13)	-	-	-		-	-	151,800	7,706,127
	03/12/2021 (1)	86,600	173,200	44.47	03/12/2031	-	-	-	-
	03/14/2022 (2)	-	-	-		92,200	4,680,533	-	-
	03/14/2022 (13)	-	-	-		-	-	92,200	4,680,533
	03/14/2022 (1)	-	291,400	36.62	03/14/2032	-	-	-	-
Hilton H. Schlosberg	06/03/2013 (1)	1,260,000	-	8.99	06/03/2023	-	-	-	-
	03/14/2014 (1)	1,260,000	-	11.68	03/14/2024	-	-	-	-
	03/13/2015 (1)	475,200	-	22.58	03/13/2025	-	-	-	-
	03/14/2016 (1)	630,000	-	21.99	03/14/2026	-	-	-	-
	03/14/2017 (1)	611,000	-	23.14	03/14/2027	-	-	-	-
	03/14/2018 (1)	528,000	-	29.37	03/14/2028	-	-	-	-
	03/14/2019 (1)	583,200	-	29.84	03/14/2029	-	-	-	-
	03/13/2020 (3)	-	-	-		32,056	1,627,323	-	-
	03/13/2020 (10)	-	-	-		-	-	92,922	4,717,175
	03/13/2020 (3)	276,466	106,334	31.20	03/13/2030	-	-	-	-
	03/12/2021 (2)	-	-	-		50,534	2,565,359	-	-
	03/12/2021 (13)	-	-	-		-	-	151,800	7,706,127
	03/12/2021 (1)	86,600	173,200	44.47	03/12/2031	-	-	-	-
	03/14/2022 (2)	-	-	-		92,200	4,680,533	-	-
	03/14/2022 (13)	-	-	-		-	-	92,200	4,680,533
	03/14/2022 (1)	-	291,400	36.62	03/14/2032	-	-	-	-
Thomas J. Kelly	03/13/2015 (9)	4,428	-	22.58	03/13/2025	-	-	-	-
	03/14/2016 (5)	4,542	-	21.99	03/14/2026	-	-	-	-
	12/01/2016 (5)	4	-	21.82	12/01/2026	-	-	-	-
	03/14/2018 (5)	70,000	30,000	29.37	03/14/2028	-	-	-	-
	06/01/2018 (7)	6,668	3,332	25.75	06/01/2028	-	-	-	-
	03/14/2019 (1)	30,000	-	29.84	03/14/2029	-	-	-	-
	03/13/2020 (2)	-	-	-		2,668	135,441	-	-
	03/13/2020 (11)	-	-	-		-	-	2,900	147,219
	03/13/2020 (1)	16,000	8,000	31.20	03/13/2030	-	-	-	-
	03/12/2021 (2)	-	-	-		1,868	94,829	-	-
	03/12/2021 (13)	-	-	-		-	-	5,600	284,284
	03/12/2021 (1)	3,332	6,668	44.47	03/12/2031	-	-	-	-
	03/14/2022 (2)	-	-	-		6,000	304,590	-	-
	03/14/2022 (13)	-	-	-		-	-	6,000	304,590
	03/14/2022 (1)	-	20,000	36.62	03/14/2032	-	-	-	-

Guy P. Carling	03/14/2018 (5)	-	30,000	29.37	03/14/2028	-	-	-	-
	06/01/2018 (6)	-	-	-		6,000	304,590	-	-
	06/01/2018 (7)	-	16,666	25.75	06/01/2028	-	-	-	-
	03/14/2019 (8)	-	-	-		9,350	474,653	-	-
	03/14/2019 (5)	-	27,500	29.84	03/14/2029	-	-	-	-
	03/13/2020 (8)	-	-	-		10,500	533,033	-	-
	03/13/2020 (11)	-	-	-		-	-	5,800	294,437
	03/13/2020 (5)	-	30,000	31.20	03/13/2030	-	-	-	-
	03/12/2021 (8)	-	-	-		5,040	255,856	-	-
	03/12/2021 (13)	-	-	-		-	-	11,200	568,568
	03/12/2021 (5)	2,000	18,000	44.47	03/12/2031	-	-	-	-
	03/14/2022 (8)	-	-	-		13,600	690,404	-	-
	03/14/2022 (13)	-	-	-		-	-	13,600	690,404
	03/14/2022 (5)	-	46,000	36.62	03/14/2032	-	-	-	-
Emelie C. Tirre	03/14/2017 (5)	75,678	-	23.14	03/14/2027	-	-	-	-
	03/14/2018 (5)	70,000	30,000	29.37	03/14/2028	-	-	-	-
	06/01/2018 (6)	-	-	-		6,000	304,590	-	-
	06/01/2018 (7)	33,334	16,666	25.75	06/01/2028	-	-	-	-
	03/14/2019 (8)	-	-	-		9,350	474,653	-	-
	03/14/2019 (5)	22,500	27,500	29.84	03/14/2029	-	-	-	-
	03/13/2020 (8)	-	-	-		10,500	533,033	-	-
	03/13/2020 (11)	-	-	-		-	-	5,800	294,437
	03/13/2020 (5)	10,000	30,000	31.20	03/13/2030	-	-	-	-
	03/12/2021 (8)	-	-	-		5,040	255,856	-	-
	03/12/2021 (13)	-	-	-		-	-	11,200	568,568
	03/12/2021 (5)	2,000	18,000	44.47	03/12/2031	-	-	-	-
	03/14/2022 (8)	-	-	-		13,600	690,404	-	-
	03/14/2022 (13)	-	-	-		-	-	13,600	690,404
	03/14/2022 (5)	-	46,000	36.62	03/14/2032	-	-	-	-

(1)	Award of stock options (split-adjusted) in this row has vested, or, to the extent not yet vested, is subject to vest, in three, equal (or substantially equal) one-third annual installments on the first three anniversaries of the grant date, subject to continuous employment.

(2)	Award of RSUs (split-adjusted) in this row is subject to vest in three, equal (or substantially equal) one-third annual installments on the first three anniversaries of the grant date, subject to continuous employment.

(3)	Award of stock options or RSUs (split-adjusted) in this row has vested, or, to the extent not yet vested, is subject to vest, in three, annual installments with approximately 44% vesting on the first anniversary of the grant date and approximately 28% vesting on each of the second and third anniversaries of the grant date, subject to continuous employment.

(4)	Award of PSUs (split-adjusted) in this column represent the issuable number of PSUs granted under the 2011 Omnibus Incentive Plan and under the 2020 Omnibus Incentive Plan, assuming the applicable threshold, target or actual level of performance is achieved and all NEOs remained continuously employed through the applicable vesting date. Award of PSUs in this column are eligible to vest subject to the achievement of pre-established EPS goals during each applicable performance period (the three-year period beginning on January 1, 2020 and ending on December 31, 2022, the three-year period beginning on January 1, 2021 and ending on December 31, 2023, and the three-year period beginning on January 1, 2022 and ending on December 31, 2024, respectively), which goals are subject to certain adjustments, and continuous employment through each applicable performance period.

(5)	Award of stock options (split-adjusted) in this row has vested, or, to the extent not yet vested, is subject to vest, in five, annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment.

(6)	Award of RSUs (split-adjusted) in this row is subject to vest in four, equal one-fourth annual installments on the second, third, fourth and fifth anniversaries of the grant date, subject to continuous employment.

(7)	Award of stock options (split-adjusted) in this row has vested, or, to the extent not yet vested, is subject to vest in three, equal (or substantially equal) one-third annual installments on the third, fourth and fifth anniversaries of the grant date, subject to continuous employment.

(8)	Award of RSUs (split-adjusted) in this row is subject to vest in five, annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment.

(9)	Award of stock options (split-adjusted) in this row is subject to vest in five equal one-fifth annual installments on the first five anniversaries of the grant date, subject to continuous employment.

(10)	Approximately 16% of PSUs vest following the achievement of the performance criteria in the first performance period and the remaining approximately 84% of the PSUs vest in two, equal installments following the achievement of the performance criteria in the second and third performance periods, as applicable, subject to continuous employment.

(11)	Award of PSUs (split-adjusted) are scheduled to vest in three, equal installments following the achievement of the performance criteria in each applicable performance period, subject to continuous employment.

(12)	Represents the value of unvested PSUs using the closing price of our Common Stock on December 30, 2022 ($50.77), assuming achievement as follows for each applicable performance period: actual level of performance for the 2020 awards; target level of performance for the 2021 awards; and threshold level of performance for the 2022 awards.

(13)	Award of PSUs (split-adjusted) are scheduled to vest in one installment following the achievement of the performance criteria in the applicable performance period, subject to continuous employment.

2022 Option Exercises and Stock Vested Table

The following table summarizes exercise of stock options (split-adjusted) and stock (split-adjusted) vested by our NEOs during the Company’s fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)(3)
Rodney C. Sacks			281,658	10,312,908
Hilton H. Schlosberg			281,658	10,312,908
Thomas J. Kelly	90,676	2,224,474	11,066	405,182
Guy P. Carling	141,834	2,906,989	20,060	778,957
Emelie C. Tirre	235,780	6,128,397	20,060	778,957

(1)	The value realized upon the exercise of the stock options reflects the number of options multiplied by the difference between the closing stock price of our Common Stock on the date of the exercise and the exercise price of the options.

(2)	The value realized upon vesting of the RSU awards represents the number of shares of our Common Stock underlying such RSU awards multiplied by the closing stock price of our Common Stock on the date the awards vested.

(3)	The value realized upon vesting of the second of three tranches of the PSU awards granted under the 2011 Omnibus Incentive Plan represents the number of shares of our Common Stock underlying such tranche of such PSU awards, respectively, multiplied by the closing stock price of our Common Stock on March 14, 2022 ($36.62), the date the shares underlying the second of three tranches of such PSU awards were released.

Pension Benefits

We do not maintain or make contributions to a defined benefit plan for any of our NEOs.

2022 Non-Qualified Deferred Compensation Table

The following table summarizes the contributions, earnings (loss) and withdrawals by our NEOs during the Company’s fiscal year ended December 31, 2022. For additional details regarding the Deferred Compensation Plan, see “Compensation Discussion and Analysis - Deferred Compensation Plan.”

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY	Aggregate Earnings (Loss) in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Rodney C. Sacks	-	-	-	-	-
Hilton H. Schlosberg	$413,038	$0	($220,786)	$0	$1,764,400
Thomas J. Kelly	-	-	-	-	-
Guy P. Carling	-	-	-	-	-
Emelie C. Tirre	-	-	-	-	-

(1)	All contributions shown are included in the “Salary” column of the 2022 Summary Compensation Table.

(2)	The amount reported in the earnings column above is not reported as compensation in the Summary Compensation Table because the applicable earnings rate was not in excess of market rates.

(3)	With respect to Mr. Schlosberg, amount includes amounts previously reported in the Summary Compensation Table for years prior to 2022 as “Salary” in the following aggregate amount: $1,350,493. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Potential Payments upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to our NEOs in the event of a termination of their employment or a change of control. The following tables and narrative disclosure summarize the payments to each of our NEOs assuming that one of the events listed in the tables below occurs. The tables assume that the event occurred on December 31, 2022, the last day of our most recently completed fiscal year.

Key Employment Agreement and Equity Award Agreement Definitions

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “cause” (under which we may terminate their employment) is defined as: (i) an act or acts of dishonesty or gross misconduct on the executive’s part which results or is intended to result in material damage to our business or reputation; or (ii) repeated material violations by the executive of his obligations relating to his position and duties, which violations are demonstrably willful and deliberate on the executive’s part and which result in material damage to our business or reputation and as to which material violations our Board has notified the executive in writing.

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “constructive termination” (under which they may terminate their employment) is defined as: (i) without the written consent of the executive, (A) the assignment to the executive of any duties inconsistent in any substantial respect with the executive’s position, authority or responsibilities as contemplated by the position and duties described in his employment agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities; (ii) any failure by us to comply with any of the provisions of his employment agreement, other than an insubstantial or inadvertent failure, remedied by us promptly after receipt of notice thereof given by the executive; (iii) our requiring the executive without his consent to be based at any office location outside of Riverside County, California or Orange County, California, except for travel reasonably required in the performance of the executive’s responsibilities; or (iv) any failure by the Company to obtain the assumption and agreement by a successor entity to perform his employment agreement, provided that the successor entity has had actual written notice of the existence of his employment agreement and its terms and an opportunity to assume the Company’s responsibilities under his employment agreement during a period of 10 business days after receipt of such notice.

For purposes of the Sacks Employment Agreement and the Schlosberg Employment Agreement described in this section, “disability” is defined as any disability which would entitle the executive to receive full long-term disability benefits under our long-term disability plan, or if no such plan will then be in effect, any physical or mental disability or incapacity which renders the executive incapable of performing the services and obligations required of him relating to the executive’s position and duties for a period of more than 120 days in the aggregate during any 12-month period during the employment period.

For purposes of the RSU agreements associated with RSUs granted under the 2011 Omnibus Incentive Plan with Mr. Sacks and Mr. Schlosberg, “good reason” is defined as termination of employment on or after a reduction in his compensation or benefits, his removal from his current position, or his being assigned duties and responsibilities that are inconsistent with the dignity, importance or scope of his position.

For purposes of the RSU agreements associated with RSUs granted under the 2011 Omnibus Incentive Plan with Mr. Sacks and Mr. Schlosberg, “cause” is defined as an act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations, or drug or alcohol abuse, in any case as determined by the Board.

For purposes of all the PSU agreements associated with PSUs granted under the 2011 Omnibus Incentive Plan or under the 2020 Omnibus Incentive Plan, “cause” is as defined in any employment or consulting agreement or similar services agreement between the executive and the Company or one of its affiliates, or, in the absence of any such employment, consulting or similar services agreement, the executive’s (i) act(s) of fraud or dishonesty, (ii) knowing and material failure to comply with applicable laws or regulations or satisfactorily perform the executive’s services with the Company or its affiliates, (iii) insubordination, or (iv) drug or alcohol abuse.

For purposes of all the PSU agreements associated with PSUs granted under the 2011 Omnibus Incentive Plan, “disability” is defined as the complete and permanent inability of the executive to perform the executive’s essential duties consistent with the terms of the executive’s employment or services with the Company and its affiliates, as determined by the Compensation Committee upon the basis of such evidence the Compensation Committee deems appropriate or necessary, including independent medical reports and data.

For purposes of all the PSU agreements associated with PSUs granted under the 2011 Omnibus Incentive Plan, “good reason” is defined as “good reason” to terminate the executive’s employment or services, as defined in any employment or consulting or similar services agreement between the executive and the Company or one of its affiliates, or, in the absence of any such employment, consulting, or similar services agreement, (i) a diminution in the executive’s duties and responsibilities from those in effect immediately prior to a change in such duties and responsibilities including (a) any change to a different reporting structure that results from a “change in control,” and (b) any change resulting from the Company becoming a subsidiary of another organization, in each case, regardless of the structure of the “change in control,” (ii)  a decrease in the executive’s base salary or bonus opportunity, or (iii) a relocation of the executive’s primary work location more than thirty (30) miles from the executive’s primary work location, without the executive’s prior written consent, provided that the executive will have delivered written notice to the Company of the executive’s intention to terminate the executive’s employment or services for “good reason,” and the Company will not have cured such circumstances within 30 days following the Company’s receipt of such notice.

For purposes of all the stock option agreements associated with stock options under the 2011 Omnibus Incentive Plan, “change in control” is defined as: (i) the acquisition of “Beneficial Ownership”

by any person (as defined in Rule 13(d)–3 and 13(d)-5 under the Exchange Act), corporation or other entity other than us or a wholly-owned subsidiary of ours of 50% or more of our outstanding stock; (ii) the sale or disposition of substantially all of our assets; or (iii) our merger with another corporation in which our Common Stock is no longer outstanding after such merger.

For purposes of the stock option agreements with Mr. Sacks and Mr. Schlosberg, associated with stock options granted under the 2011 Omnibus Incentive Plan, “good reason” (under which they may terminate their employment) is defined as a reduction in the individual’s compensation or benefits, the individual’s removal from his current position or the assignment to the individual of duties or responsibilities that are inconsistent with the dignity, importance or scope of the individual’s position with us.

For purposes of all the stock option agreements associated with stock options granted under the 2011 Omnibus Incentive Plan, “cause” (under which we may terminate their employment) is defined as the individual’s act of fraud or dishonesty, knowing and material failure to comply with applicable laws or regulations or drug or alcohol abuse; and “total disability” is defined as the complete and permanent inability of the executive to perform all his duties of employment with us.

Rodney C. Sacks

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Non- Renewal by Executive ($)	Cause ($)	Voluntary Termination ($)	Termination by Corporation Other Than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in Control ($)	Termination without Cause or Constructive Dismissal Following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Base Salary	1,000,000	1,000,000	-	-	500,000	2,038,462	-	2,038,462
Bonus	-	-	-	-	-	750,000	-	750,000
Vacation	153,846	153,846	153,846	153,846	153,846	153,846	-	153,846
Benefit Plans	57,058	69,438	-	34,719	34,719	104,158	-	104,158
Automobile	20,431	20,431	-	-	-	30,646	-	30,646
Perquisites & Other Personal Benefits	-	-	-	-	-	-	-	-
Acceleration of Equity Awards	-	-	-	-	-	3,708,279	3,708,279	37,952,143
Total	1,231,335	1,243,715	153,846	188,565	688,565	6,785,391	3,708,279	41,029,255

(a)	Under the Sacks Employment Agreement, upon termination due to death or disability, Mr. Sacks, or his legal representative, would be entitled to continuation of base salary, payment of benefit premiums for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under the Sacks Employment Agreement, upon non-renewal by Mr. Sacks, Mr. Sacks would be entitled to payment for accrued vacation.

(c)	Under the Sacks Employment Agreement, upon termination by us for cause, Mr. Sacks would be entitled to payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(d)	Upon voluntary termination by Mr. Sacks, Mr. Sacks would be entitled to payment of his full base salary for a period of six months from the date of termination, payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(e)	Under the Sacks Employment Agreement, upon termination by us without cause or termination by Mr. Sacks for constructive termination, or if we elected not to renew his employment agreement, Mr. Sacks would be entitled to a payment of two times his base salary, at the rate in effect on the date of termination, and a pro-rata portion of the bonus received in the year immediately prior to the year of the termination date, payable in the same manner and at the same time as the other senior officers of the Company, as if he remained employed through the applicable payment date. In addition, Mr. Sacks would be entitled to payment of all benefit premiums and automobile benefits for the period from the date of termination through the date which is eighteen months from the date of termination. Also, in the case of termination without cause, Mr. Sacks would be entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Sacks’ RSU and stock option agreements associated with grants of RSUs and stock options under the 2011 Omnibus Incentive Plan, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, all RSUs and stock options subject to such agreements will immediately become exercisable in their entirety. Finally, under Mr. Sacks’ PSU agreements, if Mr. Sacks’ employment is terminated by us without cause or by Mr. Sacks for good reason, any unvested portion of the PSU award is forfeited, except to the extent such termination occurs on or after a vesting date, in which case, such portion of the PSUs that vested on such vesting date which remains unpaid will remain eligible to be received by Mr. Sacks.

(f)	Under Mr. Sacks’ RSU and stock option agreements associated with grants of RSUs and stock options under the 2011 Omnibus Incentive Plan, upon a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety. With respect to Mr. Sacks’ stock option agreements associated with grants of stock options under the 2011 Omnibus Incentive Plan, options may, with the consent of Mr. Sacks, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Sacks to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Sacks has the option to purchase. Under Mr. Sacks’ PSU agreement associated with the grant of the 2020 PSUs under the 2011 Omnibus Incentive Plan, upon a change in control which occurs within the third year of the performance period and results in such award to be assumed or replaced, (i) the remaining unvested portion of the PSU award is converted to RSUs with the number of shares to be converted based on actual performance for the most recently completed performance period prior to the change in control with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Sacks’ PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the first year of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on target performance with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Sacks’ PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the second or third years of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on the actual level of performance for the portion of the performance period which has elapsed with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested.

(g)	Under Mr. Sacks’ PSU agreement, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all unvested RSUs (as converted from PSUs upon a change in control (as more fully described in footnote (f) immediately above)) become immediately vested. Under Mr. Sacks’ RSU and stock option agreements associated with grants under the 2020 Omnibus Incentive Plan, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety.

Hilton H. Schlosberg

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Non- Renewal by Executive ($)	Cause ($)	Voluntary Termination ($)	Termination by Corporation Other Than for Cause or Disability or Termination by the Executive for Constructive Termination or Good Reason ($)	Change in Control ($)	Termination without Cause or Constructive Dismissal Following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Base Salary	1,000,000	1,000,000	-	-	500,000	2,038,462	-	2,038,462
Bonus	-	-	-	-	-	750,000	-	750,000
Vacation	153,846	153,846	153,846	153,846	153,846	153,846	-	153,846
Benefit Plans	33,605	34,769	-	17,385	17,385	52,154	-	52,154
Automobile	34,772	34,772	-	-	-	52,159	-	52,159
Perquisites & Other Personal Benefits	-	-	-	-	-	-	-	-
Acceleration of Equity Awards	-	-	-	-	-	3,708,279	3,708,279	37,952,143
Total	1,222,223	1,223,387	153,846	171,231	671,231	6,754,900	3,708,279	40,998,764

(a)	Under the Schlosberg Employment Agreement, upon termination due to death or disability, Mr. Schlosberg, or his legal representative, would be entitled to continuation of base salary, payment of benefit premiums for himself and his family and automobile benefits for a period of one year from the date of termination and payment for accrued vacation.

(b)	Under the Schlosberg Employment Agreement, upon non-renewal by Mr. Schlosberg, Mr. Schlosberg would be entitled to payment for accrued vacation.

(c)	Under the Schlosberg Employment Agreement, upon termination by us for cause, Mr. Schlosberg would be entitled to payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(d)	Upon voluntary termination by Mr. Schlosberg, Mr. Schlosberg would be entitled to payment of his full base salary for a period of six months from the date of termination, payment of benefit premiums for himself and his family for a period of six months from the date of termination and payment for accrued vacation.

(e)	Under the Schlosberg Employment Agreement, upon termination by us without cause or termination by Mr. Schlosberg for constructive termination, or if we elected not to renew his employment agreement, Mr. Schlosberg would be entitled to a payment of two times his base salary, at the rate in effect on the date of termination, and a pro-rata portion of the bonus received in the year immediately prior to the year of the termination date, payable in the same manner and at the same time as the other senior officers of the Company, as if he remained employed through the applicable payment date. In addition, Mr. Schlosberg would be entitled to payment of all benefit premiums and automobile benefits for the period from the date of termination through the date which is eighteen months from the date of termination. Also, in the case of termination without cause, Mr. Schlosberg would be entitled to two weeks base salary in lieu of notice at the rate in effect on the date of termination. In addition, under Mr. Schlosberg’s RSU and stock option agreements associated with grants of RSUs and stock options under the 2011 Omnibus Incentive Plan, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, all RSUs and stock options subject to such agreements will immediately become exercisable in their entirety. Finally, under Mr. Schlosberg’s PSU agreements, if Mr. Schlosberg’s employment is terminated by us without cause or by Mr. Schlosberg for good reason, any unvested portion of the PSU award is forfeited except to the extent such termination occurs on or after a vesting date, in which case, such portion of the PSUs that vested on such vesting date which remains unpaid will remain eligible to be received by Mr. Schlosberg.

(f)	Under Mr. Schlosberg’s RSU and stock option agreements associated with grants of RSUs and stock options under the 2011 Omnibus Incentive Plan, upon a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety. With respect to Mr. Schlosberg’s stock option agreements associated with grants of stock options under the 2011 Omnibus Incentive Plan, options may, with the consent of Mr. Schlosberg, be purchased by the Company for cash at a price equal to the aggregate of the fair market value for one (1) share of our Common Stock less the purchase price payable by Mr. Schlosberg to exercise the options as set forth under each option agreement, multiplied by the number of shares of Common Stock which Mr. Schlosberg has the option to purchase. Under Mr. Schlosberg’s PSU agreement associated with the grant of the 2020 PSUs under the 2011 Omnibus Incentive Plan, upon a change in control which occurs within the third year of the performance period and results in such award to be assumed or replaced, (i) the remaining unvested portion of the PSU award is converted to RSUs with the number of shares to be converted based on actual performance for the most recently completed performance period prior to the change in control with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Schlosberg’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the first year of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on target performance with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Schlosberg’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the second or third years of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on the actual level of performance for the portion of the performance period which has elapsed with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested.

(g)	Under Mr. Schlosberg’s PSU agreement, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all unvested RSUs (as converted from PSUs upon a change in control (as more fully described in footnote (f) immediately above)) become immediately vested. Under Mr. Schlosberg’s RSU and stock option agreements associated with grants under the 2020 Omnibus Incentive Plan, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety.

Thomas J. Kelly

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation Other Than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal Following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	-	287,500
Vacation	64,179	64,179	64,179	64,179	-
Benefit Plans	1,869	1,869	1,869	1,869	-
Automobile	-	-	-	-	-
Perquisites & Other Personal Benefits	-	-	-	-	-
Acceleration of Equity Awards	-	-	-	-	1,765,077
Total	66,048	66,048	66,048	66,048	2,052,577

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Kelly, or his legal representative, is entitled to payment for accrued vacation and payment of benefit premiums for dependent for one month from the date of termination.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Kelly, Mr. Kelly is entitled to payment for accrued vacation and payment of benefit premiums for himself and dependent for one month from the date of termination.

(c)	Under our general employment practices, upon termination by us without cause, Mr. Kelly is entitled to payment for accrued vacation and payment of benefit premiums for himself and dependent for one month from the date of termination. Under Mr. Kelly’s PSU agreements, if Mr. Kelly’s employment is terminated by us without cause or by Mr. Kelly for good reason, any unvested portion of the PSU award is forfeited except to the extent such termination occurs on or after a vesting date, in which case, such portion of the PSUs that vested on such vesting date which remains unpaid will remain eligible to be received by Mr. Kelly.

(d)	Under Mr. Kelly’s stock option agreements associated with grants of stock options under the 2011 Omnibus Incentive Plan, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options subject to such agreements not theretofore exercisable, will immediately become exercisable and that any options subject to such agreements not exercised prior to such change in control will be canceled. Under the Amendment to Conditions of Employment of Mr. Kelly dated December 7, 1999, if, following a change in control, Mr. Kelly’s employment with us is terminated by us other than for cause or in the event that Mr. Kelly resigns under circumstances which constitute constructive dismissal by us of Mr. Kelly, then Mr. Kelly will be entitled to receive severance pay from us as follows: if termination occurs within the first six (6) months after the change in control occurs, Mr. Kelly will be entitled to six (6) months’ severance pay in the amount of $287,500; if termination occurs between six (6) and twelve (12) months after the change in control occurs, Mr. Kelly will be entitled to five (5) months’ severance pay in the amount of $239,583; if termination occurs between twelve (12) and eighteen (18) months after the change in control occurs, Mr. Kelly will be entitled to four (4) months’ severance pay in the amount of $191,667 and if the termination occurs between eighteen (18) and twenty-four (24) months after the change in control occurs, Mr. Kelly will be entitled to three (3) months’ severance pay in the amount of $143,750. Under Mr. Kelly’s PSU agreement associated with the grant of the 2020 PSUs under the 2011 Omnibus Incentive Plan, upon a change in control which occurs within the third year of the performance period and results in such award to be assumed or replaced, (i) the remaining unvested portion of the PSU award is converted to RSUs with the number of shares to be converted based on actual performance for the most recently completed performance period prior to the change in control with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Kelly’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the first year of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on target performance with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Kelly’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the second or third years of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on the actual level of performance for the portion of the performance period which has elapsed with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Kelly’s RSU and stock option agreements associated with grants under the 2020 Omnibus Incentive Plan, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety.

Guy P. Carling

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation Other Than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal Following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	152,840	152,840
Vacation	-	-	-	-	-
Benefit Plans	-	-	-	-	-
Automobile	-	-	-	-	-
Perquisites & Other Personal Benefits	-	-	-	-	-
Acceleration of Equity Awards	-	-	-	-	3,954,283
Total	-	-	-	152,840	4,107,123

(a)	Under our general employment practices, upon termination due to death or disability, Mr. Carling, or his legal representative, is entitled to payment for accrued vacation.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Mr. Carling, Mr. Carling is entitled to payment for accrued vacation.

(c)	Under our general employment practices, upon termination by us without cause, Mr. Carling is entitled to payment for accrued vacation. Under the Statement of Terms and Conditions of Employment of Mr. Carling dated February 2007, if Mr. Carling’s employment is terminated, he is entitled to twelve (12) weeks of notice. In lieu of this notice, the Company may terminate Mr. Carling’s employment summarily upon payment equal to Mr. Carling’s salary calculated over Mr. Carling’s entitlement or remaining entitlement to notice. Under Mr. Carling’s PSU agreements, if Mr. Carling’s employment is terminated by us without cause or by Mr. Carling for good reason, any unvested portion of the PSU award is forfeited except to the extent such termination occurs on or after a vesting date, in which case, such portion of the PSUs that vested on such vesting date which remains unpaid will remain eligible to be received by Mr. Carling.

(d)	Under Mr. Carling’s stock option agreements associated with grants of stock options under the 2011 Omnibus Incentive Plan, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options subject to such agreements not theretofore exercisable, will immediately become exercisable and that any options subject to such agreements not exercised prior to such change in control will be canceled. Under the Statement of Terms and Conditions of Employment of Mr. Carling dated February 2007, if Mr. Carling’s employment is terminated, he is entitled to twelve (12) weeks of notice. In lieu of this notice, the Company may terminate Mr. Carling’s employment summarily upon payment equal to Mr. Carling’s salary calculated over Mr. Carling’s entitlement or remaining entitlement to notice. Under Mr. Carling’s PSU agreement associated with the grant of the 2020 PSUs under the 2011 Omnibus Incentive Plan, upon a change in control which occurs within the third year of the performance period and results in such award to be assumed or replaced, (i) the remaining unvested portion of the PSU award is converted to RSUs with the number of shares to be converted based on actual performance for the most recently completed performance period prior to the change in control with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Carling’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the first year of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on target performance with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Carling’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the second or third years of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on the actual level of performance for the portion of the performance period which has elapsed with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Mr. Carling’s RSU and stock option agreements associated with grants under the 2020 Omnibus Incentive Plan, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety.

Emelie C. Tirre

Circumstances of Termination
Payments and Benefits	Death ($)	Disability ($)	Cause or Voluntary Termination ($)	Termination by Corporation Other Than for Cause or Disability ($)	Termination without Cause or Constructive Dismissal Following a Change in Control ($)
	(a)	(a)	(b)	(c)	(d)
Base Salary	-	-	-	385,000	385,000
Vacation	71,077	71,077	71,077	71,077	-
Benefit Plans	782	782	782	782	-
Automobile	-	-	-	-	-
Perquisites & Other Personal Benefits	-	-	-	-	-
Acceleration of Equity Awards	-	-	-	-	3,954,283
Total	71,859	71,859	71,859	456,859	4,339,283

(a)	Under our general employment practices, upon termination due to death or disability, Ms. Tirre, or her legal representative, is entitled to payment for accrued vacation and payment of benefit premiums for herself for one month from the date of termination.

(b)	Under our general employment practices, upon termination by us for cause or voluntary termination by Ms. Tirre, Ms. Tirre is entitled to payment for accrued vacation and payment of benefit premiums for herself for one month from the date of termination.

(c)	Under our general employment practices, upon termination by us without cause, Ms. Tirre is entitled to payment for accrued vacation and payment of benefit premiums for herself for one month from the date of termination. Under the Agreement of Ms. Tirre dated May 31, 2018, if Ms. Tirre’s employment with us is terminated by us other than for cause or in the event that Ms. Tirre resigns under circumstances which constitute constructive dismissal by us of Ms. Tirre, then Ms. Tirre will be entitled to receive severance pay from us as follows: if termination occurs in month twenty-five (25) after May 31, 2018, or thereafter Ms. Tirre will be entitled to six (6) months’ severance pay in the amount of $385,000. Under Ms. Tirre’s PSU agreements, if Ms. Tirre’s employment is terminated by us without cause or by Ms. Tirre for good reason, any unvested portion of the PSU award is forfeited except to the extent such termination occurs on or after a vesting date, in which case, such portion of the PSUs that vested on such vesting date which remains unpaid will remain eligible to be received by Ms. Tirre.

(d)	Under Ms. Tirre’s stock option agreements associated with grants of stock options under the 2011 Omnibus Incentive Plan, the Board may, at any time, in its sole discretion, provide that upon the occurrence of a change in control (as determined by the Board), all or a specified portion of any outstanding options subject to such agreements not theretofore exercisable, will immediately become exercisable and that any options subject to such agreements not exercised prior to such change in control will be canceled. Under the Agreement of Ms. Tirre dated May 31, 2018, if Ms. Tirre’s employment with us is terminated by us other than for cause or in the event that Ms. Tirre resigns under circumstances which constitute constructive dismissal by us of Ms. Tirre, then Ms. Tirre will be entitled to receive severance pay from us as follows: if termination occurs in month twenty-five (25) after May 31, 2018, or thereafter Ms. Tirre will be entitled to six (6) months’ severance pay in the amount of $385,000. Under Ms. Tirre’s PSU agreement associated with the grant of the 2020 PSUs under the 2011 Omnibus Incentive Plan, upon a change in control which occurs within the third year of the performance period and results in such award to be assumed or replaced, (i) the remaining unvested portion of the PSU award is converted to RSUs with the number of shares to be converted based on actual performance for the most recently completed performance period prior to the change in control with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Ms. Tirre’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the first year of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on target performance with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Ms. Tirre’s PSU agreements associated with the grants of the 2022 PSUs and 2021 PSUs under the 2020 Omnibus Incentive Plan, upon a change in control which occurs within the second or third years of the performance period and results in such award to be assumed or replaced, (i) the entire portion of the PSU award automatically converts into RSUs with the number of shares to be converted based on the actual level of performance for the portion of the performance period which has elapsed with as-scheduled vesting to remain unchanged and (ii) in the event of an involuntary termination without cause or for good reason following a change in control which occurs within 24 months following such change in control, all unvested RSUs (as converted from PSUs upon a change in control) become immediately vested. Under Ms. Tirre’s RSU and stock option agreements associated with grants under the 2020 Omnibus Incentive Plan, in the event of an involuntary termination without cause or for good reason within 24 months following a change in control, all RSU and stock option awards, as applicable, will immediately vest or become exercisable in their entirety.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation paid to our non-employee directors and Mr. Hall (an employee director) during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Ana Demel	4,722	233,964	-	-	238,686
James L. Dinkins	85,000	174,975	-	-	259,975
Gary P. Fayard	-	273,124	-	-	273,124
Mark J. Hall (5)	-	-	707,394	1,376,388	2,083,782
Tiffany M. Hall	42,500	206,886	-	-	249,386
Jeanne P. Jackson	-	261,173	-	-	261,173
Steven G. Pizula	123,750	174,975	-	-	298,725
Benjamin M. Polk (6)	-	83,675	-	-	83,675
Mark S. Vidergauz	183,750	174,975	-	-	358,725

(1)	The amounts reported in this column reflect the cash fees earned by each non-employee director in 2022. Cash fees deferred and received in the form of deferred stock units are included in the “Stock Awards” column of this Director Compensation Table.

(2)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with ASC Topic 718. The assumptions used in the valuation of equity awards are disclosed in Note 16 to the Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The non-employee directors held the following numbers of outstanding deferred stock units (split-adjusted) as of December 31, 2022: Ms. Demel, 1,310; Mr. Dinkins, 0; Mr. Fayard, 37,392; Ms. Hall, 714; Ms. Jackson, 19,032; Mr. Pizula, 13,302; and Mr. Vidergauz, 0. Each of Mr. Fayard, Ms. Jackson, Mr. Pizula and Mr. Polk elected to defer the entire portion of their respective June 15, 2021 grants of RSUs, which vested on June 13, 2022. Ms. Demel, Mr. Fayard, Ms. Hall, Ms. Jackson and Mr. Polk elected to defer a portion of their 2022 cash compensation into deferred stock units, as reflected in further detail in the table below.

Name	Grant Date of Deferred Stock Units	Number of Deferred Stock Units (#)	Grant Date Fair Value of Deferred Stock Units ($)
Ana Demel	04/07/2022 07/08/2022 10/07/2022	404 436 470	16,520 21,251 21,218
Gary P. Fayard	01/07/2022 04/07/2022 07/08/2022 10/07/2022	412 626 526 610	19,376 25,597 25,637 27,538
Tiffany M. Hall	04/07/2022 07/08/2022 10/07/2022	260 218 236	10,631 10,625 10,654
Jeanne P. Jackson	01/07/2022 04/07/2022 07/08/2022 10/07/2022	358 566 474 512	16,837 23,144 23,103 23,114
Benjamin M. Polk	01/07/2022 04/07/2022 07/08/2022	478 748 628	22,480 30,586 30,609

(3)	The non-employee directors held the following numbers of RSUs (split-adjusted) as of December 31, 2022: Ms. Demel, 3,974; Mr. Dinkins, 3,974; Mr. Fayard, 3,974; Ms. Hall, 3,974; Ms. Jackson, 3,974; Mr. Pizula, 3,974; and Mr. Vidergauz, 3,974. For those non-employee directors who held RSUs as of December 31, 2022, such RSUs were granted on June 14, 2022 and will vest on the last business day prior to the Annual Meeting. The aggregate grant date fair value for each such grant of RSUs was approximately $174,975, which amount, as applicable, is reflected in this column. Each RSU represents either (i) a contingent right to receive one share of Common Stock or (ii) a cash amount equal to the number of shares received as of the vesting date (the last business day prior to the Annual Meeting).

(4)	The non-employee directors held no outstanding stock options as of December 31, 2022. With respect to Mr. Hall, the amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with ASC Topic 718.

(5)	Mr. Hall received no compensation as a director in 2022. As an employee of MEC, in 2022, Mr. Hall received a base salary of $770,000, a cash bonus award of $540,000, an automobile allowance of $10,852, a 401(k) match of $8,154, payment of benefits premiums of $22,370, a personal equipment allowance of $598, a housing and utilities allowance of $24,414 and was granted 60,000 stock options (split-adjusted) under the 2020 Omnibus Incentive Plan that vest in five annual installments with 10% vesting on the first anniversary of the grant date, 15% vesting on the second anniversary of the grant date, 20% vesting on the third anniversary of the grant date, 25% vesting on the fourth anniversary of the grant date and 30% vesting on the fifth anniversary of the grant date, subject to continuous employment. Mr. Hall held 530,000 outstanding stock options (split-adjusted) as of December 31, 2022.

(6)	Mr. Polk retired from the Board and all committees of the Board, effective June 14, 2022.

In February 2022, as part of the Board of Directors’ amendment and restatement of the 2017 Directors Plan, such amendment and restatement provided for increases to the annual cash retainer and annual equity retainer that non-employee directors are entitled to receive. In 2022, non-employee directors were entitled to receive an annual cash retainer of $85,000 (an increase of $25,000).  Except for committee chairs, members of the Audit Committee received an additional annual cash retainer of $10,000 and members of the Compensation Committee and the Nominating and Corporate Governance Committee received an additional annual retainer of $7,500. The chairman of the Audit Committee received an additional annual retainer of $25,000 (an increase of $7,500), and the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual cash retainer of $22,500 (an increase of $7,500). The Lead Independent Director received an additional annual cash retainer of $40,000 (an increase of $20,000). In 2022, non-employee directors were entitled to receive an annual equity retainer of approximately $175,000 (an increase of $10,000), delivered in the form of RSUs that generally vest one day prior to the immediately following annual meeting. As described below under “Non-Employee Directors Equity Compensation Plans,”

RSUs may be deferred under the Deferred Compensation Plan for Non-Employee Directors. Further, non-employee directors are subject to stock ownership guidelines.

Non-Employee Directors Equity Compensation Plans

In 2017, the Company adopted the 2017 Directors Plan, a successor plan to the 2009 Monster Beverage Corporation Stock Incentive Plan for Non-Employee Directors. The 2017 Directors Plan permits the granting of stock options, stock appreciation rights, restricted shares or RSUs, deferred awards, dividend equivalents and other share-based awards up to an aggregate of 2,500,000 shares of Common Stock to non-employee directors of the Company.

Each calendar year, a non-employee director will receive an annual cash retainer and an annual equity retainer, as provided for in the 2017 Directors Plan, which may be modified from time to time. Currently, with respect to equity awards, each non-employee director receives an award of RSUs at each annual meeting of the Company’s stockholders or promptly thereafter. A non-employee director’s annual award of RSUs will generally vest on earliest to occur of: (a) the last business day immediately preceding the annual meeting of the Company’s stockholders in the calendar year following the calendar year in which the grant date occurs, (b) a Change of Control (as defined in the 2017 Directors Plan), (c) the non-employee director’s death, or (d) the date of the non-employee director’s separation from service due to disability, so long as the non-employee director remains a non-employee director through such date. The Board of Directors may in its discretion award stock options, stock appreciation rights, restricted stock and other share-based awards to non-employee directors in lieu of or in addition to RSUs. The Board of Directors may amend or terminate the 2017 Directors Plan at any time, subject to certain limitations set forth in the 2017 Directors Plan.

In 2017, the Company adopted the Monster Beverage Corporation Deferred Compensation Plan for Non-Employee Directors (as a sub plan to the 2017 Directors Plan), pursuant to which the Board of Directors may permit non-employee directors to elect, at such times and in accordance with rules and procedures (or sub-plan) adopted by the Board of Directors (which are intended to comply with Code Section 409A, as applicable), to receive all or any portion of such non-employee director’s compensation, whether payable in cash or in equity, on a deferred basis. The 2017 Directors Plan was adopted to effectuate any such deferrals. The 2017 Directors Plan is administered by the Board of Directors. Each award granted under the 2017 Directors Plan will be evidenced by a written agreement and will contain the terms and conditions that the Board of Directors deems appropriate.

In February 2022, the Board of Directors amended and restated the 2017 Directors Plan to require each non-employee director to satisfy the share ownership guidelines set forth below, as may be modified by the Board of Directors from time to time. The current share ownership guidelines provide that non-employee directors of the Company must:

●	Hold shares of Company Common Stock having a total value of five times the annual retainer payable to a non-employee director (excluding any portion of the annual retainer attributable to a non-employee director’s service as a member of a subcommittee, as a chair of a subcommittee or as the lead independent director, as applicable). For this purpose, deferred shares or deferred restricted stock units will be deemed held, to the extent vested.
●	The minimum stock ownership level must be achieved by each non-employee director by the fifth anniversary of such non-employee director’s initial appointment to the Board of Directors.
●	Once achieved, ownership of the guideline amount should be maintained for so long as the non-employee director retains his or her seat on the Board of Directors.

●	There may be rare instances where these guidelines would place a hardship on a non-employee director. In these cases or in similar circumstances, the Board of Directors will make the final decision as to developing an alternative stock ownership guideline for a non-employee director that reflects the intention of these guidelines and his or her personal circumstances.

During 2022, each of our non-employee directors were in compliance with the share ownership guidelines.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2022 with respect to shares of our Common Stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	31,737,194 (1)	$26.37 (2)	80,013,192 (3)
Equity compensation plans not approved by stockholders	-	-	-
Total	31,737,194	$26.37	80,013,192

(1)	Represents the number of shares (split-adjusted) of our Common Stock associated with stock options, RSUs, PSUs and deferred share units outstanding as of December 31, 2022.

(2)	Represents the weighted average exercise price of the 29,710,872 stock options (split-adjusted) disclosed in column (a) of this table.

(3)	Represents the number of shares (split-adjusted) of our Common Stock for the granting of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other share-based awards under the 2020 Omnibus Incentive Plan.

As of April 6, 2023, 74,777,083 shares were available for grant under equity compensation plans.

CEO PAY RATIO

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide the ratio of the annual total compensation of Mr. Sacks and Mr. Schlosberg, who served as the Company’s Co-Chief Executive Officers in 2022, to the annual total compensation of the median employee of the Company for 2022.

As reported in the Summary Compensation Table, Mr. Sacks’s and Mr. Schlosberg’s annual total compensation for 2022 was $15,417,084 and $15,394,400, respectively. In accordance with Item 402(u) of Regulation-SK, we are using the same “median employee” identified in our pay ratio calculations in our 2021 proxy statement, as we believe that there has been no change in our employee population or employee compensation arrangements that we believe would result in a significant change to our pay ratio disclosure. See our 2021 proxy statement for information regarding the process we utilized to identify our “median employee.” We then identified and calculated the elements of this employee’s annual total compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a median annual total compensation of all employees of the Company and its subsidiaries (other than Mr. Sacks and Mr. Schlosberg) of $73,523. The annual total compensation of the median employee of the Company for 2022 does not account for the employees who joined the Company’s workforce as part of the Company’s acquisition of CANarchy Craft Brewery Collective LLC on February 17, 2022. Based on this information, for 2022, the ratio of the compensation of Mr. Sacks and Mr. Schlosberg to the median annual total compensation of all other employees (other than Mr. Sacks and Mr. Schlosberg) was estimated to be 210:1 and 209:1, respectively.

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the above disclosure may not be comparable to the pay ratio reported by other companies and is only a reasonable estimate.

PAY VERSUS PERFORMANCE

The following tables and related disclosures have been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K of the Exchange Act (“Item 402(v)”) and provide information about (i) the total compensation (“SCT Total”) of our principal executive officers (“PEOs”) and our non-PEO NEOs (collectively, the “Other NEOs”) as presented in the Summary Compensation Table on page 34, (ii) the “compensation actually paid” (“CAP”) to our PEOs and our Other NEOs, as calculated pursuant to Item 402(v), (iii) certain financial performance measures, and (iv) the relationship of the CAP to those financial performance measures. The below tables and disclosures do not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of the Company’s performance or individual performance.

Year	Summary Compensation Table Total for PEO Rodney C. Sacks ($)(1)	Summary Compensation Table Total for PEO Hilton H. Schlosberg ($)(1)	Compensation Actually Paid to PEO Rodney C. Sacks ($)(1)	Compensation Actually Paid to PEO Hilton H. Schlosberg ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(1)	Value of Fixed $100 Investment Based on:		Net Income (In Thousands) ($)	Adjusted Operating Income (Non- GAAP) (In Thousands) ($)(4)
							Total Shareholder Return ($)(2)	Peer Group Total Shareholder Return ($)(3)
2022	15,417,084	15,394,400	20,055,879	20,033,195	2,837,541	3,565,950	160	133	1,191,624	1,685,745
2021	16,707,577	16,686,528	18,142,857	18,121,808	2,013,059	1,961,241	151	124	1,377,475	1,816,831
2020	15,563,685	–	30,359,411	–	5,533,947	12,225,985	146	107	1,409,594	1,621,482

(1)	For 2022 and 2021, our PEOs were Rodney C. Sacks and Hilton H. Schlosberg and our Other NEOs were Thomas J. Kelly, Guy P. Carling and Emelie C. Tirre. For 2020, our PEO was Rodney C. Sacks and our Other NEOs were Hilton H. Schlosberg, Thomas J. Kelly, Guy P. Carling and Emelie C. Tirre.

(2)	The amounts represent an initial value of $100 on December 31, 2019 at the end of the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022 and assumes that all dividends (if applicable) were reinvested.

(3)	The amounts represent an initial value of $100 into the Company’s peer group on a market capitalization weighted basis on December 31, 2019 at the end of the fiscal years ended December 31, 2020, December 30, 2021 and December 31, 2022 and assumes that all dividends (if applicable) were reinvested. The Company’s current self-selected peer group (i.e., for the year ended December 31, 2022) is the “New Peer Group” as described in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023, which is comprised of TCCC, Dr. Pepper Snapple Group, Inc. (through July 9, 2018), Keurig Dr. Pepper Inc. (after July 10, 2018), Constellation Brands, Inc., Molson Coors Beverage Company and PepsiCo, Inc. The Company’s former self-selected peer group (i.e., for the years ended December 31, 2021 and December 31, 2020) is comprised of TCCC, Dr. Pepper Snapple Group, Inc. (through July 9, 2018), Keurig Dr. Pepper Inc. (after July 10, 2018), National Beverage Corporation, Jones Soda Company and PepsiCo, Inc. The Company removed National Beverage Corporation and Jones Soda Company from its peer group and added Constellation Brands, Inc. and Molson Coors Beverage Company to its peer group, as such latter companies have higher market capitalizations and because the Company has recently entered the alcohol beverage industry. The Peer Group TSR for each of the 2022 peer group and 2021 and 2020 peer groups would have been as follows:

	2022	2021	2020
2022 Peer Group	133	124	107
2021 and 2020 Peer Group	134	124	107

(4)	The Company has elected to present adjusted operating income, as the Company-selected measure to assist in understanding the changes in CAP over the fiscal years presented. For a reconciliation of adjusted operating income to operating income, the most directly comparable GAAP financial measure, see Appendix A.

A reconciliation of adjustments from SCT Total to CAP for our PEOs and Other NEOs is presented in the table below.

Adjustments	2022			2021			2020
	PEO Rodney C. Sacks ($)	PEO Hilton H. Schlosberg ($)	Other NEOs* ($)	PEO Rodney C. Sacks ($)	PEO Hilton H. Schlosberg ($)	Other NEOs* ($)	PEO Rodney C. Sacks ($)	Other NEOs* ($)
SCT Total	15,417,084	15,394,400	2,837,541	16,707,577	16,686,528	2,013,059	15,563,685	5,533,947
(a)	(13,563,286)	(13,563,286)	(1,655,774)	(13,529,221)	(13,529,221)	(841,200)	(12,505,247)	(3,884,582)
(b)	21,055,402	21,055,402	2,583,986	14,649,088	14,649,088	909,252	18,651,286	5,810,737
(c)	1,634,689	1,634,689	414,736	1,006,176	1,006,176	217,845	8,507,694	4,361,150
(d)	-	-	-	-	-	-	2,370,447	823,812
(e)	(4,488,010)	(4,488,010)	(614,539)	(690,763)	(690,763)	(337,715)	(2,228,454)	(419,079)
CAP amounts	20,055,879	20,033,195	3,565,950	18,142,857	18,121,808	1,961,241	30,359,411	12,225,985

* Amounts presented are averages for the entire group of Other NEOs in each respective year.

(a)	(Deduct): Aggregate value for stock awards and option awards included in SCT for the covered fiscal year.

(b)	Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end.

(c)	Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end.

(d)	Add: Vesting date fair value of awards granted and vested during the covered fiscal year.

(e)	Add (Deduct): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year.

The following table lists the financial performance measures that, in the Company’s assessment, represent the most important performance measures used to link CAP for our NEOs to Company performance for 2022. We determined Adjusted Operating Income to be the most important financial performance measure used to link the Company’s performance to CAP to our PEOs and Non-PEO NEOs in 2022. We may determine different financial performances to be the most important financial performance in future years.

Financial Performance Measures
Adjusted operating income
Adjusted diluted EPS

The graphs below show the relationship of CAP to our PEOs and Other NEOs to (i) TSR of both the Company and the “New Peer Group” as described in Part II, Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023, (ii) the Company’s adjusted operating income (non-GAAP) and (iii) the Company’s net income.

CAP, as calculated in accordance with Item 402(v), reflects, among others, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the price of the Company’s common stock at year end, as well as the projected and actual achievement of performance goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The Board has determined that Messrs. Dinkins, Fayard, Pizula and Vidergauz and Mses. Demel, Hall and Jackson are independent directors under applicable Nasdaq Stock Market Rules and SEC regulations.

Each director and nominee for election as a director delivers to the Company annually a questionnaire that includes, among other things, information relating to any transactions the director or nominee, or their family members, may have with the Company, or in which the director or nominee, or such family member, has a direct or indirect material interest.

The Board, as well as its Audit Committee, reviews, approves and oversees all related-party transactions. The Audit Committee’s policies and procedures for related-party transactions are not in writing, but the proceedings are documented in the minutes of the Board and/or Audit Committee meetings. The Audit Committee will assess, among factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee is responsible for reviewing all related-party transactions on a continuing basis as well as potential conflict of interest situations where appropriate. No director will participate in any discussion or approval of a transaction for which he or she is a related party, except that this director will provide all material information concerning the transaction to the Audit Committee.

During 2022, we purchased promotional items from IFM Group, LLC (“IFM”). Rodney C. Sacks, through certain trusts, owns approximately 27% of the membership interests in IFM. Members of Mr. Schlosberg’s family own approximately 53% of the membership interests in IFM. Expenses incurred with such company in connection with promotional materials purchased during the fiscal year ended December 31, 2022 were $6.0 million. We continue to purchase promotional items from IFM in 2023.

In December 2018, the Company and Mark J. Hall, an employee and director of the Company, entered into a 50-50 partnership that purchased land, and real property thereon, in Kona, Hawaii for the purpose of producing coffee products (“Kona”). Subsequently, the Company has invested additional funds in Kona primarily related to fixed asset additions. During the year ended December 31, 2022, the Company recorded a loss of $0.5 million related to Kona. Mr. Hall’s investment in Kona as of December 31, 2022 was $1.4 million.

Carly Rothenberg, who joined the Company’s legal department in August 2016 from a top-tier international law firm, is Mr. Schlosberg’s daughter.  The aggregate value of compensation paid to Ms. Rothenberg in 2022 was less than $320,000, including equity awards, computed in accordance with ASC Topic 718. Her compensation, including her equity awards, is comparable to other employees of the Company who hold analogous positions.

In 2022, the Company occasionally chartered a private aircraft that is indirectly owned by Mr. Sacks. On certain occasions, Mr. Sacks was accompanied by guests and other Company personnel when using such aircraft for business travel.  For all such use, the Company paid $0.08 million, an amount we believe is commensurate with market rates for comparable travel.

AUDIT COMMITTEE

For the fiscal year ended December 31, 2022, the Company’s Audit Committee was comprised of Mr. Fayard, Mr. Pizula and Mr. Vidergauz. Mr. Pizula served as Chairman. The Board of Directors amended and restated the written charter for the Audit Committee in November 2021, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Board of Directors has determined that the members of the Audit Committee, Mr. Fayard, Mr. Pizula and Mr. Vidergauz, are “independent,” as defined in the Nasdaq Stock Market Rules and SEC regulations relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities of a director.

Duties and Responsibilities

The Audit Committee consists of three or more independent directors (as independence is defined by Nasdaq Stock Market Rule 5605(a)(2) and SEC regulations). Our Board of Directors has determined that each of Mr. Fayard and Mr. Pizula qualify as (1) an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act, and (2) independent as defined by the Nasdaq Stock Market Rules and Section 10A(m)(3) of the Exchange Act. The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls and other matters and makes other decisions with respect to audit and finance matters, including the review of our quarterly and annual filings on Form 10-Q and Form 10-K, respectively. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and the independent registered public accounting firm’s fees for all audit and non-audit services provided by the independent registered public accounting firm and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. In addition, during 2022, the principal internal auditor and management documented, tested and evaluated the Company’s internal control over financial reporting system in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice during the process. In connection with this oversight, the Audit Committee received periodic updates provided by the principal internal auditor, management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm at least quarterly at an Audit Committee meeting. All members of the Audit Committee have a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements, and all have account or related financial management expertise. The Audit Committee also reviews and discusses key aspects of the Company’s sustainability strategies with management, including the Company’s initiatives, policies, practices and reporting related to sustainability.

Pursuant to authority delegated by the Board of Directors and the Audit Committee’s written charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

●	the integrity of the Company’s financial statements;
●	the Company’s systems of internal controls regarding finance and accounting as established by management;
●	the qualifications and independence of the independent registered public accounting firm;
●	the performance of the Company’s independent registered public accounting firm;
●	the Company’s auditing, accounting and financial reporting processes generally; and
●	compliance with the Company’s ethical standards for senior financial officers and all personnel.

In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.

Report of the Audit Committee

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to review and discuss the Company’s audited financial statements for the fiscal year ended December 31, 2022. The Company believes that its choice to use Deloitte & Touche LLP to review, audit and discuss the Company’s financial statements for the fiscal year ended December 31, 2022 was in the best interests of the Company and its stockholders. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee is actively engaged in a dialogue with Deloitte & Touche LLP with respect to any disclosed relationships or services that might affect Deloitte & Touche LLP’s objectivity and independence.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee
Steven G. Pizula, Chairman
Gary P. Fayard
Mark S. Vidergauz

Principal Accounting Firm Fees and Services

Fees of Independent Registered Public Accounting Firm for 2022 and 2021

Aggregate fees billed and unbilled to the Company for services provided for the fiscal years ended December 31, 2022 and 2021 by the Company’s independent registered public accounting firm, Deloitte

& Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”):

	Year ended December 31,
	2022	2021
Audit Fees	$2,218,458	$2,100,433
Tax Fees[1]	1,113,944	854,720
All Other Fees[2]	283,940	12,265
Total Fees[3]	$3,616,342	$2,967,418

1 Tax fees consisted of fees for tax consultation services including advisory services for domestic and international tax advice.

2 All other fees consisted of fees incurred in connection with other transactions for the Company and subscription fees for use of accounting research tools.

3 For the years ended December 31, 2022 and 2021, all of the services performed by Deloitte & Touche were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit, non-audit and tax services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. In August 2019, the Audit Committee adopted a policy for the pre-approval of services provided by the Company’s independent registered public accounting firm. The policy provides for (i) general pre-approval of certain audit, non-audit and tax services which do not exceed a specified dollar threshold approved by the Audit Committee; (ii) specific pre-approval by the Chairman of the Audit Committee of certain audit, non-audit and tax services between the dollar threshold referenced in (i) above and a specified dollar threshold approved by the Audit Committee; and (iii) specific pre-approval by a quorum of the full Audit Committee of certain audit, non-audit and tax services above the threshold referenced in (ii) above. Any services not listed in the policy must be pre-approved individually by the full Audit Committee. The Audit Committee is provided updates, at least quarterly, regarding the services provided by the independent registered public accounting firm in accordance with the pre-approval policies. All services in the table above were approved by the Audit Committee.

Appointment of Independent Registered Public Accounting Firm

General

The Audit Committee completed a process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. As a result of the review process, the Audit Committee appointed Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Change of Independent Registered Public Accounting Firm

As a result of the review process described above, on January 11, 2023, the Audit Committee approved the engagement of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and notified Deloitte & Touche of EY’s appointment. EY’s engagement as our independent registered public accounting firm began, and Deloitte & Touche’s engagement ended, on

March 1, 2023 (the “Engagement Date”), the date that Deloitte & Touche issued its audit reports on our financial statements for the fiscal year ended December 31, 2022, and our internal control over financial reporting as of December 31, 2022.

The audit reports of Deloitte & Touche on our consolidated financial statements for each of the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal years ended December 31, 2022 and 2021, and prior to the Engagement Date: (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such fiscal years, and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, we provided Deloitte & Touche with a copy reporting the change in our independent registered public accounting firm for the fiscal year ending December 31, 2023, containing substantially the same disclosures as above. We requested that Deloitte & Touche provide us with a letter addressed to the SEC stating whether it agreed with the statements made by the Company contained in the Form 8-K, and, if not, stating the respects in which it did not agree. A copy of Deloitte & Touche’s letter dated January 13, 2023 is filed as Exhibit 16.1 to the Form 8-K filed on January 13, 2023.

During our fiscal years ended December 31, 2022 and 2021, and prior to the Engagement Date, neither we nor anyone on our behalf consulted with EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided by EY to us that EY concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any matter that was the subject any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

COMPENSATION COMMITTEE

For the fiscal year ended December 31, 2022, the Company’s Compensation Committee was comprised of Mr. Fayard (from June 2022), Ms. Jackson, Mr. Polk (through June 2022) and Mr. Vidergauz. Mr. Vidergauz served as Chairman. The Board of Directors amended and restated the written charter for the Compensation Committee in February 2023, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm. The Compensation Committee is responsible for reviewing, developing and recommending to the Board the appropriate management compensation policies, programs and levels, and reviewing the performances of the Chief Executive Officer, President and other senior executive officers periodically in relation to certain objectives. The Compensation Committee is ultimately responsible for determining, affirming or amending the level and nature of executive compensation of the Company. The Compensation Committee has access, at the Company’s expense, to independent, outside compensation consultants for both advice and competitive data for the purpose of making such determinations.

Compensation Committee Interlocks and Insider Participation

Mr. Fayard (from June 2022), Ms. Jackson, Mr. Polk (through June 2022) and Mr. Vidergauz served on the Compensation Committee during the 2022 fiscal year.  No member of the Compensation Committee is now, or during 2022 was, an officer or employee of the Company or any of its subsidiaries. No member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries.  During 2022, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.  In 2022, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

For the fiscal year ended December 31, 2022, the Company’s Nominating and Corporate Governance Committee was comprised of Mr. Fayard, Mr. Pizula (from June 2022), Mr. Polk (through June 2022) and Mr. Vidergauz. Mr. Polk served as Chairman through June 2022 and Mr. Vidergauz has served as Chairman since June 2022. In February 2019, the Board of Directors renamed the Nominating Committee the “Nominating and Corporate Governance Committee.” The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by establishing, and submitting to the Board for approval, criteria for the selection of new directors, identifying and approving individuals qualified to serve as members of the Board, selecting director nominees for our annual meetings of stockholders, evaluating the performance of the Board, reviewing and recommending to the Board any appropriate changes to the committees of the Board and developing and recommending to the Board corporate governance guidelines and oversight with respect to corporate governance. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

Process for Selection and Nomination of Directors

In connection with the process of selecting and nominating candidates for election to the Board, the Nominating and Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. Among the qualifications to be considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time available in light of other commitments and dedication of any particular candidate, as well as such candidate’s past or anticipated contributions to the Board and its committees so that the Board includes members, where appropriate, with diverse backgrounds, knowledge and skills relevant to the business of the Company. The charter for the Nominating and Corporate Governance Committee specifically states that diversity of race, ethnicity, gender, sexual orientation and gender identity are factors in evaluating suitable candidates for Board membership. See “Deadlines for Receipt of Stockholder Proposals” for information regarding nominations of director candidates by stockholders for the 2023 annual meeting of stockholders.

Though the Nominating and Corporate Governance Committee does not solicit recommendations for director candidates, the Nominating and Corporate Governance Committee has a policy regarding the consideration of any director candidates recommended by stockholders. Suggestions for candidates to the Board may be made in writing and mailed to the Nominating and Corporate Governance Committee, c/o Office of the Secretary, Monster Beverage Corporation, 1 Monster Way, Corona, CA 92879. Nominations must be submitted in a manner consistent with our by-laws. We will furnish a copy of the by-laws to any person, without charge, upon written request directed to the Office of the Secretary at our principal executive offices. Each candidate suggestion made by a stockholder must include the following:

●	the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

●	all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

●	a written consent of the candidate to be named in a Company proxy statement as a nominee and to serve as a director, if elected; and

●	a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

Our Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.

Director Resignation Policy

The Board has a director resignation policy. This policy provides that, in an uncontested election, any incumbent director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election must promptly tender his or her resignation to the Board following certification of the election results. The Nominating and Corporate Governance Committee will review the circumstances surrounding the election and recommend to the Board whether to accept or reject the resignation. The Board must act on the tendered resignation. If such resignation is rejected, the Board must publicly disclose its decision, together with the rationale supporting its decision, within 90 days after certification of the election results. A copy of the director resignation policy is available on our website at http://investors.monsterbevcorp.com/governance.cfm.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2023

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2023. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Representatives of both Ernst & Young LLP and Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company asks our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

Our executive compensation program for our named executive officers is designed to motivate our executive talent, to reward those individuals fairly over time for achieving performance goals, to retain those individuals who continue to perform at or above the levels that are deemed essential to ensure our long-term success and growth and to attract, as needed, individuals with the skills necessary for us to achieve our business plan.  We believe our compensation policies are designed to reinforce a sense of ownership and overall entrepreneurial spirit and to link rewards to measurable corporate and qualitative individual performance.  In addition, the Compensation Committee made several key enhancements in 2020 to our compensation program in response to feedback from stockholders, which enhancements were implemented in 2021, continued in 2022 and will continue to be implemented in future years. See “Compensation Discussion and Analysis” above.

We urge stockholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and related tables and narrative that follow it. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

The Board requests that stockholders approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Monster Beverage Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s Annual Meeting of Stockholders.

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board and the Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program. The Board has adopted a policy of providing for annual advisory votes from stockholders on the compensation of our named executive officers. The next such vote will occur at our 2024 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote, on a non-binding, advisory basis, on how frequently they wish the Company to include a Say-on-Pay Proposal in our proxy statement. Our stockholders have the choice to vote for one of the following alternatives, as indicated on the proxy card: to hold the advisory vote on executive compensation every year, every two years, every three years or to abstain from voting.

While the vote is advisory in nature and therefore will not bind us to adopt any particular frequency, our Compensation Committee and Board intends to carefully consider the stockholder vote resulting from the proposal in determining how frequently we will present a Say-on-Pay Proposal.

At the 2017 Annual Meeting, the stockholders of the Company indicated a preference to hold a non-binding advisory vote to approve executive officer compensation on an annual basis and the Board implemented this standard.

After careful consideration, the Board believes that conducting an advisory vote on an annual basis is most consistent with the objectives of our compensation philosophy and the preference of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “ONE YEAR”
WITH RESPECT TO HOW FREQUENTLY A NON-BINDING STOCKHOLDER VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.

PROPOSAL FIVE

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF
INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board has unanimously approved and declared advisable and recommends that stockholders adopt the amendment and restatement of the Certificate of Incorporation to increase the Company’s authorized Common Stock from 1,250,000,000 to 5,000,000,000 shares under Article IV of the Certificate of Incorporation. As of April 6, 2023, there were 1,117,415,790 shares of Common Stock issued, 1,046,639,528 shares of Common Stock outstanding, 70,776,262 shares held as treasury stock and an aggregate of 32,415,795 shares reserved for issuance under our existing equity compensation plans. As of April 6, 2023, approximately 74,777,083 shares remain available that could be authorized for future issuance under our existing equity compensation plans.

In March 2023, the Board approved and declared a 2-for-1 stock split that the Company effected in the form of a stock dividend (the “2023 Stock Split”). Prior to the 2023 Stock Split, the Company also split its stock by means of stock dividends in 2016 and 2012. The purpose of the proposed amendment is to enable the Company to issue additional shares of Common Stock from time to time for general corporate purposes, including, but not limited to, stock dividends and/or other stock splits (including by means of a reclassification), financings, compensation plans, and business acquisitions, and, in turn, provide the Company with greater flexibility to successfully pursue its business strategy.

Except for shares of Common Stock that have already been reserved for issuance, the Company does not currently have any plans, agreements, commitments or understandings with respect to the issuance or sale of additional shares of Common Stock. However, the Board believes that the proposed increase in the authorized number of shares of Common Stock will allow the Company to issue shares of Common Stock in the future without incurring the delay and expense of holding a special meeting of stockholders to obtain approval of such an amendment. Such issuances would occur without further action or approval of our stockholders unless required by applicable law, stock exchange rules or the Company’s organizational documents.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock the Company now has authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

The Board has not proposed the increase in the number of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest or other attempt to obtain control of the Company.

If the proposed amendment is approved by stockholders at the Annual Meeting, the Amended and Restated Certificate of Incorporation of the Company will be filed with the Secretary of State of the State of Delaware to effect the proposed amendment as soon as practicable after the Annual Meeting. A copy of the proposed Amended and Restated Certificate of Incorporation of the Company, marked with strike-outs to show the deletions and underline text to show additions, is set forth in Appendix B to this proxy statement.

Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting, such shares are considered present at the Annual Meeting for purposes of the proposed amendment, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS BELIEVES THE PROPOSED AMENDMENT IS IN THE BEST
INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE
STOCKHOLDERS VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE
CERTIFICATE OF INCORPORATION.

PROPOSAL SIX

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF
INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS

REGARDING OFFICER EXCULPATION

In conjunction with its review and approval of the Increase in Authorized Shares of Common Stock Proposal, the Board has unanimously approved and declared advisable and recommends that stockholders adopt the amendment and restatement of the Certificate of Incorporation to eliminate the personal liability of certain of the Company’s officers in limited circumstances, as permitted by the Delaware General Corporation Law (the “DGCL”), which governs the Company’s internal affairs.

Currently, the Certificate of Incorporation—Article VII—provides for the elimination of the personal liability of the Company’s directors to the Company and its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL. Recently, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain of their officers in limited circumstances. As amended, Section 102(b)(7) provides that certain officers, namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute, may be exculpated against liability to the corporation and its stockholders for monetary damages for breach of fiduciary duty, subject to specified limitations and exceptions. Notably, the amendment only permits exculpation for direct claims for breach of fiduciary duty but would not eliminate officers’ monetary liability for breach of the fiduciary duty claims brought by or in the right of the Company (which would include any claims brought by stockholders derivatively in the name of the Company). In addition, the amendment would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and any transaction in which the officer derived an improper personal benefit. The amendment will not apply to acts or omissions of officers occurring prior to the date when it becomes effective.

Given the limited class and type of claims for which certain officers’ liability would be eliminated, the fact that it would be consistent with protections already afforded directors and the benefits that the Nominating and Corporate Governance Committee believes would accrue to the Company and our stockholders in the form of an enhanced ability to attract and retain qualified and experienced officers, the Nominating and Corporate Governance Committee recommended to the Board that the Company’s Certificate of Incorporation be amended and restated to provide such exculpation to the extent permitted by the DGCL. Based on the Nominating and Corporate Governance Committee’s recommendation, the Board determined that it is in the best interests of the Company and our stockholders to amend and restate the Certificate of Incorporation to exculpate officers against liability to the Company and its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by law and recommended the submission of this amendment to the Company’s stockholders entitled to vote thereon for adoption thereby.

If the proposed amendment is approved by the stockholders at the Annual Meeting, the Amended and Restated Certificate of Incorporation of the Company will be filed with the Secretary of State of the State of Delaware to effect the proposed amendment as soon as practicable after the Annual Meeting. A copy of the proposed Amended and Restated Certificate of Incorporation of the Company, marked with strike-outs to show the deletions and underline text to show additions, is set forth in Appendix B to this proxy statement.

Approval of the proposed amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting, such shares are considered present at the Annual Meeting for purposes of the proposed amendment, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT AND
RESTATEMENT OF THE CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS
OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMNEDS THAT THE
STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT AND
RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by calling the toll free number or over the internet or, if you requested to receive printed proxy materials, by marking, signing, dating and returning your proxy card.

COMMUNICATING WITH THE BOARD

Stockholders, employees and other individuals interested in communicating with the Chairman and Co-CEO should write to the address below:

Rodney C. Sacks, Chairman and Co-CEO

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

Those interested in communicating directly with the Board, any of the committees of the Board, the Lead Independent Director and the non-employee directors as a group or individually should write to the address below:

Office of the Corporate Secretary

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

FORM 10-K AND OTHER DOCUMENTS AVAILABLE

A copy of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2022, as filed with the SEC, is available over the internet at the SEC’s website, www.sec.gov, or on our website at www.monsterbevcorp.com. The Annual Report on Form 10-K, as amended, is also available without charge to any stockholder upon request to:

Monster Beverage Corporation

1 Monster Way

Corona, CA 92879

(951) 739-6200   *   (800) 426-7367

Additionally, charters for certain of the committees of the Board of Directors and the Lead Independent Director, as well as the Company’s Code of Business Conduct and Ethics and Director Resignation Policy, are available on our website.

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the captions “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 28, 2023	/s/ Rodney C. Sacks
RODNEY C. SACKS
Chairman of the Board of Directors

Appendix A – Reconciliation of GAAP and Non-GAAP Information

The Company provides certain non-GAAP financial measures in this proxy statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States.

Our non-GAAP financial measure of Adjusted Operating Income excludes the below-listed adjustments, as they do not contribute to a meaningful evaluation of the Company’s future operating performance or comparisons to the Company’s past operating performance. The GAAP measure most directly comparable to Adjusted Operating Income is Operating Income. Adjusted Operating Income may have limitations as an analytical tool. This measure should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies may calculate this non-GAAP financial measure differently than the Company does, limiting the usefulness of such measure for comparative purposes.

Annual Incentive Program Reconciliation of Operating Income to Adjusted Operating Income

(In Thousands)	For the Year Ended December 31, 2022
Operating Income	$1,584,721

Adjustments to Operating Income:
Depreciation and amortization[1]	25,820
Significant settlements[2]	150
Foreign exchange rate deviations from budget[3]	36,646
Financial impact of acquisitions or divestitures[4]	7,242
Transaction and integration expenses of new activities[5]	24,759
Effect of regional conflicts[6]	6,407
Total adjustments to Operating Income	101,024

Adjusted Operating Income	$1,685,745

[1]	Represents depreciation and amortization related to general administrative activities.

[2]	Represents settlement of legal claim.

[3]	Represents impact of foreign currency exchange rate deviations from budget on net sales, cost of sales and operating expenses.

[4]	Represents costs incurred in relation to business acquisitions or divestitures including commissions and due diligence expenses.

[5]	Represents costs incurred in relation to integration activities of acquired business and production facility.

[6]	Represents the impact on continuing operations of ongoing conflict in Russia and Ukraine.

A-1

Our non-GAAP financial measure of Adjusted Diluted EPS excludes the below-listed adjustments, as they do not contribute to a meaningful evaluation of the Company’s future operating performance or comparisons to the Company’s past operating performance. The GAAP measure most directly comparable to Adjusted Diluted EPS is Diluted EPS. Adjusted Diluted EPS may have limitations as an analytical tool. This measure should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Other companies may calculate this non-GAAP financial measure differently than the Company does, limiting the usefulness of such measure for comparative purposes.

Long Term Incentive Program Reconciliation of Diluted EPS to Adjusted Diluted EPS (Split-Adjusted)

For the Year Ended December 31, 2022
Diluted EPS	$1.117

Adjustments to Diluted EPS:
Depreciation and amortization[1]	0.018
Significant settlements[2]	-
Foreign exchange rate deviations from budget[3]	0.026
Financial impact of acquisitions or divestitures[4]	0.005
Transaction and integration expenses of new activities[5]	0.019
Foreign currency loss[6]	0.027
Total adjustments to diluted EPS	0.095

Adjusted Diluted EPS	$1.212

Adjusted Diluted EPS - Fiscal Year 2021	$1.281
Adjusted Diluted EPS - Fiscal Year 2020	$1.163
Three-Year Cumulative Adjusted Diluted EPS - 2020 through 2022	$3.656

[1]	Represents depreciation and amortization related to general administrative activities.

[2]	Represents settlement of legal claim.

[3]	Represents impact of foreign currency exchange rate deviations from budget on net sales, cost of sales and operating expenses.

[4]	Represents costs incurred in relation to business acquisitions or divestitures including commissions and due diligence expenses.

[5]	Represents costs incurred in relation to integration activities of acquired business and production facility.

[6]	Represents foreign currency losses recognized.

A-2

APPENDIX B

Proposed Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MONSTER BEVERAGE CORPORATION

ARTICLE I

The name of the corporation is:

MONSTER BEVERAGE CORPORATION

ARTICLE II

The address of its registered agent in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of its registered agent in the State of Delaware at such address is the Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The aggregate number of shares of stock that the Corporation shall have authority to issue is ~~one billion two hundred fifty million (1,250,000,000)~~ five billion (5,000,000,000) shares of common stock $0.005 par value per share.

ARTICLE V

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of the Corporation.

(3) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the summary application of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE VI

The Corporation shall, to the fullest extent permitted by law, including, but not limited to, 145 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be modified, amended and supplemented, and any subsequent provision replacing said 145, indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses, liabilities or other matters, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which an indemnified person may be entitled under any provision of the by-laws of the Corporation, any agreement, any vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in any capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification of a director, officer, employee, or agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

The personal liability of the directors and officers of the Corporation to the Corporation and its stockholders is hereby eliminated to the fullest extent permitted by 102(b)(7) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be modified, amended and supplemented, and any subsequent provision replacing said 102(b)(7).

ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Delaware law, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation as of June [_], 2023.

MONSTER BEVERAGE CORPORATION

By:
Name: Rodney C. Sacks
Title: Co-Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MONSTER BEVERAGE CORPORATION 1 MONSTER WAY CORONA, CA 92879 V12455-P91730 01) Rodney C. Sacks 02) Hilton H. Schlosberg 03) Mark J. Hall 04) Ana Demel 05) James L. Dinkins 06) Gary P. Fayard 07) Tiffany M. Hall 08) Jeanne P. Jackson 09) Steven G. Pizula 10) Mark S. Vidergauz 4. Proposal to approve, on a non-binding, advisory basis, the frequency with which stockholders will approve the compensation of the Company's named executive officers. 5. Proposal to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of common stock, par value $0.005 per share, from 1,250,000,000 shares to 5,000,000,000 shares. 6. Proposal to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company, as amended, to reflect new Delaware law provisions regarding officer exculpation. 2. Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. 3. Proposal to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The shares represented in this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 5 AND 6 AND "FOR ONE YEAR" FOR PROPOSAL 4. ! ! ! 1. Proposal to elect ten Directors: Nominees: For All Withhold All For All Except For Against Abstain For Against Abstain MONSTER BEVERAGE CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" number(s) of the nominee(s) on the line below. PROPOSALS 1, 2, 3, 5 AND 6 AND "FOR ONE YEAR" FOR PROPOSAL 4. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MNST2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w
V12456-P91730 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 10-K Wrap are available at www.proxyvote.com. PROXY FOR MONSTER BEVERAGE CORPORATION THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Monster Beverage Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2023, and hereby appoints Rodney C. Sacks and Hilton H. Schlosberg, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 22, 2023 at 2:30 p.m. PDT, virtually at www.virtualshareholdermeeting.com/MNST2023, and at any postponement or adjournment thereof, and to vote all the stock of the Company that the undersigned would be entitled to vote as designated on the reverse hereof, on the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. In their discretion, such proxies are each authorized to vote upon such other business as may properly come before such Annual Meeting of Stockholders or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)